UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Illumina, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting and Proxy Statement

April     , 2014

The Annual Meeting of Stockholders of Illumina, Inc. will be held on Wednesday, May 28, 2014, at 10:00 a.m. Pacific Time. As we have done for previous meetings, this year’s annual meeting will be a completely virtual meeting of stockholders.

To participate, vote, or submit questions during the annual meeting via live webcast,

please visit: www.virtualshareholdermeeting.com/ilmn2014.

You will not be able to attend the annual meeting in person.

The agenda for this year’s annual meeting includes the following items:

1.	Elect four nominees named in the Proxy Statement to our Board of Directors;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2014;

3.	Hold an advisory vote to approve the compensation of the “named executive officers” as disclosed in the Proxy Statement;

4.	Approve an amendment to our bylaws establishing Delaware as the exclusive forum for adjudication of certain disputes; and

5.	Transact such other business as may properly come before the meeting and any adjournment or postponement.

Stockholders as of the record date of April 1, 2014, are entitled to notice of and to vote on the matters listed in the Proxy Statement.

By Order of the Board of Directors,

CHARLES E. DADSWELL

Secretary

You can vote in one of three ways prior to the meeting:
VIA THE INTERNET. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Time, on May 27, 2014.
BY TELEPHONE. You may vote using a touch-tone telephone by calling: 1-800-690-6903, 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Time, on May 27, 2014.

BY MAIL. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope to be received no later than May 27, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 28, 2014: The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

2014 PROXY STATEMENT – SUMMARY	1
GENERAL INFORMATION	2

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Illumina, Inc.

2014 Proxy Statement – Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

(see pages 2 to 9)

Meeting: Annual Meeting of Stockholders

Date: Wednesday, May 28, 2014

Time: 10:00 a.m., Pacific

Location: Internet webcast only at:

www.virtualshareholdermeeting.com/ilmn2014.

You will not be able to attend the meeting in person.

Record Date: April 1, 2014

Stock Symbol: ILMN

Exchange: The NASDAQ Global Select Market

Common Stock Outstanding: 128,757,233 as of February 28, 2014

Registrar & Transfer Agent: Computershare

State of Incorporation: Delaware

Year of Incorporation: 1998 in California; reincorporated in Delaware in 2000

Public Company Since: 2000

Corporate Headquarters: 5200 Illumina Way, San Diego, California 92122

Corporate Website: www.illumina.com

Investor Relations Website: investor.illumina.com

EXECUTIVE COMPENSATION

(see pages 54 to 57)

CEO: Jay T. Flatley (age 61; CEO since 1999)

CEO 2013 TOTAL DIRECT COMPENSATION:

• Salary: $829,386

• Annual Performance Bonus: $986,870

• Long-Term Incentives: $5,212,140

CEO Employment Agreement: No

Change-in-Control Agreement: Yes (double trigger)

Stock Ownership Guidelines: Yes

Hedging Policy: Yes

CORPORATE GOVERNANCE

(see pages 24 to 29)

Director Nominees: 4

• Daniel M. Bradbury (Independent) (3 year term)

• Francis A. deSouza (Management) (2 year term)

• Robert S. Epstein, M.D. (Independent) (3 year term)

• Roy A. Whitfield (Independent) (3 year term)

Director Term: Three years, except for Mr. deSouza who is nominated to serve for two years

Director Election Standard: Plurality

Board Meetings in 2013: 10

Standing Board Committees (Meetings in 2013):

• Audit (8)

• Compensation (6)

• Nominating/Corporate Governance (6)

• Diagnostics Advisory (4)

Supermajority Voting Requirements: No

Stockholder Rights Plan: No

OTHER ITEMS TO BE VOTED ON

(see pages 12 to 15)

Ratification of Appointment of independent registered public accounting firm (Ernst & Young LLP)

Advisory Vote to Approve Named Executive Compensation

Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation

Approval of an Amendment to our Bylaws Establishing Delaware as the Exclusive Forum for Adjudication of Certain Disputes

Illumina, Inc. 2014 Proxy Statement  •  1

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy are being mailed to our stockholders on or about April     , 2014, concurrently with the mailing of our 2013 Annual Report on Form 10-K.

Can I attend the annual meeting?

We will be hosting the 2014 annual meeting live via the Internet. You will not be able to attend the meeting in person.

Any stockholder can listen to and participate in the annual meeting live via the Internet at www.virtualshareholdermeeting.com/ilmn2014. The webcast will start at 10:00 a.m., Pacific Time, on May 28, 2014.

Stockholders may vote and submit questions while connected to the annual meeting on the Internet.

What do I need in order to be able to participate in the annual meeting online?

You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions during the meeting.

Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ilmn2014.

If you do not have your 12-digit control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters described in this proxy statement. In addition, following the meeting, management will report on the performance of Illumina and respond to questions from stockholders.

What am I voting on at the annual meeting?

Stockholders will be asked to vote on four proposals. The proposals are to:

1. Elect as Directors the three nominees named in this proxy statement to hold office for three years until the 2017 annual meeting of stockholders and elect as Director the one nominee named in this proxy statement to hold office for two years until the 2016 annual meeting of stockholders;

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2014;

3. Hold an advisory vote to approve named executive officer compensation; and

4. Approve an amendment to our bylaws establishing Delaware as the exclusive forum for adjudication of certain disputes.

Illumina, Inc. 2014 Proxy Statement  •  2

Could other matters be decided at the annual meeting?

Our bylaws require that we receive advance notice of any proposal to be brought before the annual meeting by our stockholders, and we have not received notice of any such proposals. If any other matter were to come before the annual meeting, the proxy holders appointed by the Board of Directors will have the discretion to vote on those matters for you.

What is the recommendation of the Board on each of the matters scheduled to be voted on at the annual meeting?

The Board of Directors recommends that you vote:

•  FOR each of the nominees to the Board of Directors (Proposal 1);

•  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year (Proposal 2);

•  FOR the approval, on an advisory basis, of the compensation of the “named executive officers” as disclosed in this proxy statement (Proposal 3); and

•  FOR the approval of an amendment to our bylaws establishing Delaware as the exclusive forum for adjudication of certain disputes (Proposal 4).

Who can vote at the annual meeting?

Only holders of our common stock as of April 1, 2014, the record date, or such holders’ proxies are entitled to notice of and to vote on the matters listed in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders.

At the close of business on the record date, there were              shares of common stock outstanding and entitled to vote.

You have one vote for each share of common stock that you hold. A list of stockholders entitled to vote at the annual meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the annual meeting, and during the annual meeting such list will be available for examination at www.virtualshareholdermeeting.com/ilmn2014.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or other nominee may be able to vote your shares with respect to some of the proposals, but not all. Please see “What will happen if I do not vote my shares?” below for additional information.

Illumina, Inc. 2014 Proxy Statement  •  3

How do I vote and what are the voting deadlines?	Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

Via the Internet.  You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 27, 2014.

By Telephone.  You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 27, 2014.

By Mail.  If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 27, 2014, to be voted at the annual meeting.

Duringthe Annual Meeting. Instructions on how to vote while participating in our annual meeting live via the Internet are posted at www.virtualshareholdermeeting.com/ilmn2014.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may not be voted during our annual meeting.

Illumina, Inc. 2014 Proxy Statement  •  4

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the annual meeting by:

•  signing and returning a new proxy card with a later date;

•  submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on May 27, 2014, will be counted;

•  participating in the annual meeting live via the Internet and voting again; or

•  delivering a written revocation to our Corporate Secretary at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, to be received no later than May 27, 2014.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet before the annual meeting, or during the annual meeting via live webcast, your shares will not be voted at the annual meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those matters on which it has discretion to vote. Under the rules of the New York Stock Exchange, or NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 3, and 4. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2. The broker’s inability to vote on non-discretionary matters for which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Please see “What is a ‘broker non-vote’?” below for more information.

What is a “broker non-vote”?

The NYSE has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The NASDAQ Global Select Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. Under current NYSE interpretations, Proposals 1, 3, and 4 are considered non-discretionary matters and Proposal 2 is considered a discretionary matter.

Illumina, Inc. 2014 Proxy Statement  •  5

What is the effect of a broker non-vote?

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2, 3, and 4).

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are making this proxy statement available to our stockholders electronically via the Internet. On or about April     , 2014, we will mail the Notice of Internet Availability of Proxy Materials to our stockholders who held shares at the close of business on the record date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our 2013 Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability of Proxy Materials on how to access each proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. For additional information please see “How do I vote and what are the voting deadlines?” above.

Illumina, Inc. 2014 Proxy Statement  •  6

How is a quorum obtained, and why is a quorum required?

We will hold the annual meeting if a quorum is present. A quorum will be present if holders of a majority of the outstanding shares of common stock entitled to vote on a matter at the annual meeting are present or represented by proxy at the meeting. As of the close of business on the record date, we had              shares of common stock outstanding and entitled to vote at the annual meeting, meaning that              shares of common stock must be represented in person or by proxy to have a quorum. If a quorum is not present at the annual meeting, the meeting may be adjourned from time to time until a quorum is obtained. If you are a stockholder of record and submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this proxy statement and listed on the proxy card. If your shares are held in the name of your broker or other nominee, and you do not tell your broker or other nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Illumina, Inc. 2014 Proxy Statement  •  7

How many votes are required to approve each proposal?
Proposal	Vote Required	Votes that May be Cast	Board of Directors’ Recommendation

Proposal 1 — Election of four nominees to the Board of Directors	Plurality of votes cast The four Director nominees who receive the most votes will be elected

FOR ALL nominees

WITHHOLD ALL nominees

FOR ALL EXCEPT those specific nominees from whom you WITHHOLD your vote

A withhold vote will have the same effect as an abstention

However, neither an abstention nor a withhold vote will affect the outcome of the election

FOR ALL

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2014	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

Proposal 3 — Advisory vote to approve the compensation of the “named executive officers” as disclosed in this proxy statement	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

Proposal 4 – Approval of an amendment to our bylaws establishing Delaware as the exclusive forum for adjudication of certain disputes	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote	FOR

Illumina, Inc. 2014 Proxy Statement  •  8

How can I find the voting results of the annual meeting?

Preliminary results will be announced at the annual meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Who is conducting this proxy solicitation?

Illumina’s Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the annual meeting. Solicitation may be made by our Directors, officers, and selected other Illumina employees telephonically, electronically, or by other means of communication. Directors, officers, and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

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Illumina, Inc. 2014 Proxy Statement  •  9

Proposal 1: Election of Directors

General

Our certificate of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of Directors with staggered three-year terms. The Board of Directors currently consists of the following ten Directors, having terms expiring at the respective annual meetings of stockholders noted below:

2014 Annual Meeting	2015 Annual Meeting	2016 Annual Meeting

Daniel M. Bradbury Francis A. deSouza Robert S. Epstein, M.D. Roy A. Whitfield	A. Blaine Bowman Karin Eastham, CPA Jay T. Flatley William H. Rastetter, Ph.D.	Francis A. deSouza Gerald Möller, Ph.D. David R. Walt, Ph.D.

Election of Three Directors to Hold Office for Three Years until the 2017 Annual Meeting of Stockholders

Upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated for election at the annual meeting the following slate of three nominees to hold office for three years until the annual meeting of stockholders in the year 2017 and until their successors are duly elected and qualified:

•	Daniel M. Bradbury

•	Robert S. Epstein, M.D.

•	Roy A. Whitfield

Election of One Director to Hold Office for Two Years until the 2016 Annual Meeting of Stockholders

Upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated for election at the annual meeting the following nominee to hold office for two years until the annual meeting of stockholders in the year 2016 and until his successor is duly elected and qualified:

•	Francis A. deSouza

Mr. deSouza was appointed to the Board of Directors in January 2014 to fill a newly created position. In accordance with our Corporate Governance Guidelines, any new Director appointed to fill a newly created position on the Board of Directors is assigned to a particular class of Directors and is required to stand for election by our stockholders at the first annual meeting of stockholders following such appointment, whether or not the other members of the class of Directors to which he or she was appointed are otherwise standing for election at such annual meeting. At the time of his appointment,

Illumina, Inc. 2014 Proxy Statement  •  10

Mr. deSouza was assigned to the same class of Directors composed of Drs. Möller and Walt. Accordingly, Mr. deSouza is standing for election at the annual meeting to hold office for two years until the annual meeting of stockholders in the year 2016 and until his successor is duly elected and qualified.

Additional Information

For more information about each nominee and each of the other Directors serving on our Board of Directors, please see “Information about Directors” in this proxy statement. Each of the Board of Director nominees is currently serving as a Director. These nominees have agreed to serve if elected, and management has no reason to believe that such nominees will be unable to serve. In the event any of these nominees is unable or declines to serve as a Director at the time of the annual meeting, the proxies will be voted for any nominees who may be designated by the present Board of Directors to fill the vacancy. The persons designated as proxies on the form of proxy card attached to this proxy statement intend to vote such proxy FOR the election of each of the four nominees named above, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of these nominees.

Vote Required for Approval

A plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of Directors is required for the election of Directors. The four nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to the Board of Directors. You may not vote for more individuals than the number nominated. In addition, stockholders may not cumulate votes in the election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE

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Illumina, Inc. 2014 Proxy Statement  •  11

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 28, 2014, and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. Before selecting Ernst & Young LLP, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that, based on Ernst & Young LLP’s prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by Ernst & Young LLP would impair Ernst & Young LLP’s independence and concluded that they did not. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.

A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required for Approval

Stockholder ratification is not required for making such appointment for the fiscal year ending December 28, 2014, because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if stockholders do not approve the appointment of Ernst & Young LLP. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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Illumina, Inc. 2014 Proxy Statement  •  12

Proposal 3: Advisory Vote to Approve the Compensation of our Named Executive Officers

As required by Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote to approve the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Following the 2011 annual meeting of stockholders, and consistent with results of the advisory vote on executive compensation taken by our stockholders at that meeting, the Board of Directors adopted a policy to submit this advisory vote to the stockholders on an annual basis. Accordingly, stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to Illumina’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 39 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 54 through 57, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our recent and long-term success.

Vote Required for Approval

The advisory resolution set forth above, commonly referred to as a “say-on-pay” resolution, is not binding on the Board of Directors. Although not binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation. Approval of the advisory resolution set forth above requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF ILLUMINA’S NAMED EXECUTIVE OFFICERS

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Illumina, Inc. 2014 Proxy Statement  •  13

Proposal 4: Approval of an Amendment to our Bylaws

Our Board of Directors is recommending to the stockholders for their approval a proposal to amend our Bylaws to designate Delaware as the exclusive forum for the adjudication of certain disputes. This proposed bylaw would provide as follows:

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Board of Directors of the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation of the corporation or these bylaws (as any such may be amended from time to time); or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

The proposed bylaw is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions on matters relating to the corporate law of Delaware, our state of incorporation. The proposed bylaw will only regulate the forum where our stockholders may file claims relating to the specified intra-corporate disputes. The proposed bylaw does not restrict the ability of our stockholders to bring such claims, nor the remedies available if such claims are ultimately successful.

Although the Board of Directors believes that the designation of the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes serves the best interests of the Company and our stockholders as a whole, the Board of Directors also believes that we should retain the ability to consent to an alternative forum on a case-by-case basis. Specifically, where the Board of Directors determines that the Company’s interests and those of our stockholders are best served by permitting a dispute to proceed in a forum other than the Delaware Court of Chancery, the proposed bylaw permits the corporation to consent to the selection of such alternative forum.

The Board of Directors believes that our stockholders will benefit from having intra-corporate disputes litigated in the Delaware Court of Chancery. Although some plaintiffs might prefer to litigate such matters in a forum outside of Delaware because they perceive another court as more convenient or more favorable to their claims (among other reasons), the Board of Directors believes that the substantial benefits to us and our stockholders as a whole from designating the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes outweigh these concerns. The Delaware Court of Chancery is widely regarded as the preeminent court for the determination of disputes

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involving a corporation’s internal affairs in terms of precedent, experience and focus. The Court’s considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware’s corporate law. This provides us and our stockholders with more predictability regarding the outcome of intra-corporate disputes. In addition, the Delaware Court of Chancery has developed streamlined procedures and processes that help provide relatively quick decisions for litigating parties. This accelerated schedule can limit the time, cost, and uncertainty of litigation for all parties.

The selection of the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes would reduce the risks that we could be forced to waste resources defending against duplicative suits and that the outcome of cases in multiple jurisdictions could be inconsistent, even though each forum purports to follow Delaware law. We experienced firsthand the inefficiencies involved in duplicative litigation across multiple jurisdictions during the tender offer by Roche for our outstanding common stock in 2012. Following the announcement of the tender offer, lawsuits were filed in three jurisdictions, in addition to in the Delaware Court of Chancery, all relating to similar facts and claims. Had these lawsuits not been dismissed shortly after Roche terminated its tender offer, the simultaneous defense of these actions would have not only been expensive, but also would have required a significant amount of management time and attention. Accordingly, the Board of Directors recommends that our stockholders approve the proposed exclusive forum bylaw set forth above.

Vote Required for Approval

Stockholder approval is not required for Board of Directors to amend our bylaws; however, the Board of Directors believes that stockholder support of the proposed bylaw is important. Approval of the bylaw amendment set forth above requires the affirmative “FOR” vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE AN AMENDMENT TO OUR BYLAWS ESTABLISHING DELAWARE AS THE EXCLUSIVE FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

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Information About Directors

The following table sets forth the names, ages, committee assignments, and positions of our Directors as of April     , 2014. Our Directors’ respective backgrounds and a discussion of the specific experience, qualifications, attributes, or skills of our Directors that led the Board of Directors to conclude that each such person should serve as Director are described following the table.

Name	Age	Position with the Company	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Diagnostics Advisory Committee
William H. Rastetter, Ph.D.	65	Chairman
Jay T. Flatley	61	CEO
Francis A. deSouza	43	President
A. Blaine Bowman	67	Director
Daniel M. Bradbury	52	Director
Karin Eastham, CPA	64	Director
Robert S. Epstein, M.D.	58	Director
Gerald Möller, Ph.D.	70	Director
David R. Walt, Ph.D.	61	Director
Roy A. Whitfield	60	Director
Number of Meetings in 2013			8	6	6	4

  Chair       Member       Audit Committee Financial Expert (for purposes of Section 407 of Sarbanes-Oxley Act)

William H. Rastetter, Ph.D. Director since: 1998 Chairman of the Board, Independent	Dr. Rastetter has been a Director since November 1998 and Chairman of the Board since January 2005. Dr. Rastetter is a co-founder of Receptos, Inc., a NASDAQ-listed drug discovery and development company, and has been serving as Chairman of the Board since 2009. Dr. Rastetter served as a partner of Venrock Associates, a venture capital company, from 2006 until 2013. From 2007 to 2009, Dr. Rastetter was Chief Executive Officer and the Executive Chairman of Apoptos, Inc., a privately-held oncology research and development company, which was acquired by Receptos in 2009. At the end of 2005, Dr. Rastetter retired as the Executive Chairman of Biogen Idec Inc., a biopharmaceutical company. He had served in this position since the merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation in 2003. He served as Chief Executive Officer of IDEC Pharmaceuticals, a biotechnology company, from 1986 to 2003 and as Chairman of its Board of Directors from 1996 to 2003. Additionally, he served as President of IDEC Pharmaceuticals from 1986 to 2002, and as Chief Financial Officer from 1988 to 1993. From 1982 to 1986, Dr. Rastetter served in various positions at Genentech, Inc., a biotechnology company, and previously he was an associate professor at the

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Massachusetts Institute of Technology. In addition to the public company directorships noted below, Dr. Rastetter serves as a member of the board of directors of Cerulean Pharma Inc., a privately-held company focused on dynamically targeted nanoparticles for cancer therapy. Dr. Rastetter holds an S.B. in Chemistry from the Massachusetts Institute of Technology and received his M.A. and Ph.D. in Chemistry from Harvard University.

Other Public Company Board Service: Fate Therapeutics, Inc. (Chairman since 2011); Neurocrine Biosciences, Inc. (2010 to present; Chairman since 2011); Receptos, Inc. (2009 to present); Regulus Therapeutics, Inc. (2013 to present)

In selecting Dr. Rastetter as a past nominee for election to the Board of Directors, the Board considered, among other things, Dr. Rastetter’s scientific and technical expertise combined with his business experience in leading rapidly growing companies in the life science industry. Our continued growth is dependent on scientific and technical advances, and the Board of Directors believes that Dr. Rastetter offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Rastetter’s board and executive leadership experience at other life sciences companies provides valuable strategic and governance insight to the Board of Directors as a whole.

A. Blaine Bowman Director since: 2007 Independent

Mr. Bowman has been a Director since January 2007. Mr. Bowman was formerly the Chairman, President, and Chief Executive Officer of Dionex Corporation, a NASDAQ-listed manufacturer of analytical instruments. Mr. Bowman retired as President and Chief Executive Officer of Dionex in 2002 and as Chairman of the Board in 2005, and he remained a director of Dionex until its sale to Thermo Fisher Scientific Inc. in 2011. He joined Dionex in 1977 and was named President and Chief Executive Officer in 1980. Before joining Dionex, Mr. Bowman was a management consultant with McKinsey & Company, a management consulting firm, and a product engineer with Motorola Semiconductor Products Division, a communication equipment company. In addition to the public company directorships noted below, Mr. Bowman serves as Chairman of ProteinSimple, a privately-held life sciences company focused on protein research through the use of nanoproteomics. Mr. Bowman also served as a past director of Solexa, Inc. from 2006 until its sale to Illumina in 2007. Mr. Bowman received his B.S. in Physics from Brigham Young University and an M.B.A. from Stanford University.

Other Public Company Board Service: Altera Corporation (2012 to present)

In selecting Mr. Bowman as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. Bowman’s understanding of highly technical manufacturing processes associated with scientific instruments, his business leadership experience, and his deep understanding of operational financial issues. We design and manufacture our products, many of which are sophisticated scientific

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instruments used by scientists and researchers. The Board of Directors believes that Mr. Bowman contributes to the Board’s understanding of the needs of our customers and the risks associated with our manufacturing processes. In addition, Mr. Bowman’s experience as a management consultant and chief executive officer of a scientific equipment manufacturer contributes to the Board’s strategic understanding and review of our business opportunities. Mr. Bowman also served as a director of Solexa, Inc. at the time we acquired Solexa, and through this position he gained an understanding of the DNA sequencing market and associated product development issues.

Daniel M. Bradbury Director since: 2004 Independent

Mr. Bradbury has been a Director since January 2004. Mr. Bradbury is Managing Member of BioBrit, LLC, a life sciences consulting and investment firm. Mr. Bradbury served as Chief Executive Officer of Amylin Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company, from 2007 until its acquisition by Bristol-Myers Squibb Company in 2012. From 2006 until 2012, he was a member of Amylin’s board of directors and served on its Finance and Risk Management Committee. Mr. Bradbury also served as Amylin’s President (2006-2007), Chief Operating Officer (2003-2006), and Executive Vice President (2000-2003). He joined Amylin in 1994 and also held officer-level positions in Corporate Development and Marketing. From 1984 to 1994, Mr. Bradbury held a number of sales and marketing positions at SmithKline Beecham Pharmaceuticals, a global pharmaceutical manufacturer. In addition to the public company directorships noted below, Mr. Bradbury serves as a director of: Castle Biosciences Inc., a privately-held molecular diagnostics company; MicroDermis Corporation, a privately-held life sciences company; DiaVacs, a privately-held biotechnology company; and Profil Institute for Clinical Research, Inc., a privately-held clinical research company. Mr. Bradbury also serves on the BioMed Ventures Advisory Committee, the Investor Growth Capital Advisory Committee, the Keck Graduate Institute’s Board of Trustees, the UCSD Rady School of Management’s Advisory Council, the University of Miami’s Innovation Corporate Advisory Council, and the University of Miami’s Diabetes Research Institute Corporate Advisory Council. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.

Other Public Company Board Service: BioMed Realty Trust, Inc. (2013 to present); Biocon Ltd. (2013 to present, Bombay Stock Exchange-listed); Corcept Therapeutics Incorporated (2012 to present); Geron Corporation (2012 to present)

Past Public Company Board Service (since 2008): Amylin Pharmaceuticals, Inc. (2006 to 2012)

In selecting Mr. Bradbury as a nominee for election to the Board of Directors, the Board considered, among other things, Mr. Bradbury’s management and governance experience in the biopharmaceutical industry gained primarily through his involvement in leading the rapid

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growth and development of Amylin. The Board of Directors believes that Mr. Bradbury contributes to the Board’s understanding of the risks and opportunities faced by a rapidly growing global business. In addition, Mr. Bradbury’s experience successfully commercializing pharmaceutical products contributes to the Board’s understanding of the risks and opportunities associated with new product development in an industry regulated by the U.S. Food and Drug Administration.

Francis A. deSouza Director since: 2014 Management: President

Mr. deSouza has served as President since December 2013 and as a Director since January 2014. Prior to joining Illumina, Mr. deSouza was President, Products and Services, of Symantec Corporation, a NASDAQ-listed software technology company, from 2011 to 2013, and Mr. deSouza served as Symantec’s Senior Vice President, Enterprise Security Group, from 2009 to 2011. Prior to joining Symantec, from 2001 to 2006, he was Founder and Chief Executive Officer of IMlogic, Inc., an enterprise instant messaging software company that was acquired by Symantec in 2006, and Mr. deSouza served as Product Unit Manager, Real-time Collaboration Group, at Microsoft Corporation from 1998 to 2001. Prior to joining Microsoft, from 1997 to 1998, Mr. deSouza was co-founder and Chief Executive Officer of Flash Communications, an enterprise instant messaging company that was acquired by Microsoft in 1998. Mr. deSouza is Chairman of the board of directors of MedHelp International, a privately-held online health community. Mr. deSouza received a bachelor’s degree in electrical engineering and computer science with a minor in economics and a master’s degree from Massachusetts Institute of Technology.

Other Public Company Board Service: None

In selecting Mr. deSouza as a nominee for election to the Board of Directors, the Board considered, among other things, Mr. deSouza’s extensive experience with entrepreneurial companies experiencing rapid growth and maturation. The Board of Directors believes that Mr. deSouza’s experience directly managing a growing portfolio of products and services contributes to the Board’s understanding of the risks and opportunities faced by a rapidly growing global business, such as Illumina, as it develops and introduces an increasing number of products and services.

Karin Eastham, CPA Director since: 2004 Independent	Ms. Eastham has been a Director since July 2004. Ms. Eastham serves on the boards of directors for several life science companies. From 2004 to 2008, she served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research. From 1999 to 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim

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Corporation, a biopharmaceutical company, from 1976 to 1988. In addition to the public company directorships noted below, Ms. Eastham serves as a member of the supervisory board of MorphoSys AG, a Frankfurt Stock Exchange-listed biotechnology company. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant.

Other Public Company Board Service: Geron Corporation (2009 to present); Veracyte, Inc. (2012 to present)

Past Public Company Board Service (since 2008): Amylin Pharmaceuticals, Inc. (2005 to 2012); Genoptix, Inc. (2008 to 2011); SGX Pharmaceuticals, Inc. (2005 to 2008); Tercica, Inc. (2003 to 2008); Trius Therapeutics, Inc. (2009 to 2013)

In selecting Ms. Eastham as a past nominee for election to the Board of Directors, the Board considered, among other things, Ms. Eastham’s understanding of biomedical research institutions combined with her business leadership and finance experience. A significant portion of our customers includes biomedical research institutions, and the Board of Directors believes that Ms. Eastham provides the Board with greater insight into the needs of such institutions. Ms. Eastham also contributes to the Board’s understanding of governance and strategy for life sciences companies through her experience as a director in our industry. Additionally, Ms. Eastham’s extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions, also provide the appropriate skills to serve on our Board of Directors.

Robert S. Epstein, M.D. Director since: 2012 Independent	Dr. Epstein has been a Director since November 2012. Dr. Epstein is an epidemiologist who worked in public health and academia before joining the private sector. From 2010 to 2012, Dr. Epstein was Chief R&D Officer and President of Medco-UBC, a 2,400 person global research organization focused on conducting personalized medicine, health economics, drug safety, outcomes, and comparative effectiveness research on behalf of the biopharmaceutical, medical device, and diagnostics industries. Prior to this role, Dr. Epstein was Medco’s Chief Medical Officer for 13 years, where he led formulary development, clinical guideline development, drug information services, personalized medicine program development, and client analytics and reporting. Dr. Epstein is also the former President of the International Society of Pharmacoeconomics and Outcomes Research (ISPOR), and has served on the board of directors of the Drug Information Association (DIA) and the International Society of Quality of Life. In addition to the public company directorships noted below, Dr. Epstein serves as a director of Proteus Digital Health, a privately-held healthcare technology company. Dr. Epstein has published more than 75 peer-reviewed medical articles and book chapters and serves as a reviewer for several influential medical journals, including the New England Journal of Medicine and JAMA (The Journal of the American Medical Association). Dr. Epstein received his medical degree and B.S. in Biomedical Science from the University of Michigan and an M.S. in preventative medicine from the University of Maryland.

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Other Public Company Board Service: AVEO Pharmaceuticals, Inc. (2012 to present)

In selecting Dr. Epstein as a nominee for election to the Board of Directors, the Board considered, among other things, Dr. Epstein’s in-depth experience and practical knowledge of how molecular diagnostic tests are reimbursed and the issues raised by payors and other evidentiary authorities. As our technology and products are increasingly utilized in molecular diagnostics and clinical settings, Dr. Epstein’s experience will contribute to the Board’s understanding of these markets and the risks and opportunities associated with operating in markets regulated by the U.S. Food and Drug Administration.

Jay T. Flatley Director since: 1999 Management: Chief Executive Officer

Mr. Flatley has served as our Chief Executive Officer and as a Director since October 1999. Mr. Flatley also served as our President from October 1999 through December 2013. Prior to joining Illumina, Mr. Flatley was co-founder, President, Chief Executive Officer, and a director of Molecular Dynamics, Inc., a NASDAQ-listed life sciences company focused on genetic discovery and analysis, from 1994 until its sale to Amersham Pharmacia Biotech Inc. in 1998. He served in various other positions of increasing responsibility with Molecular Dynamics from 1987 to 1994. From 1985 to 1987, Mr. Flatley was Vice President of Engineering and Vice President of Strategic Planning at Plexus Computers, a UNIX computer company. Mr. Flatley holds a B.A. in Economics from Claremont McKenna College and a B.S. and M.S. in Industrial Engineering from Stanford University.

Other Public Company Board Service: Coherent, Inc. (2011 to present)

In selecting Mr. Flatley as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. Flatley’s experience in leading and managing our growth and development. The Board of Directors believes that Mr. Flatley, through his long experience with the Company and his prior executive and board experience with Molecular Dynamics, Inc., contributes to the Board’s understanding of the needs of our customers, the markets in which we compete, and the risks and opportunities associated with our product development and technological advances.

Gerald Möller, Ph.D. Director since: 2010 Independent	Dr. Möller has been a Director since July 2010. Dr. Möller is currently an advisor at HBM Bio Ventures AG, a Swiss investment firm focusing on biotechnology, emerging pharmaceutical, medical technology, and related industries. Previously, Dr. Möller spent 23 years at Boehringer Mannheim in Germany, Japan, and the United States, where he held a number of leadership positions, including president of Decentralized Diagnostics, president of Advanced Diagnostics and Biochemicals, and chief executive officer of Boehringer Mannheim Therapeutics. In 1995 he became chief executive officer of the worldwide Boehringer Mannheim Group. Following Boehringer’s acquisition by Roche in 1998, Dr. Möller became head of Global Development and Strategic

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Marketing, Pharmaceuticals, and a member of the Executive Committee at Hoffmann LaRoche where he served until the end of 1998. In addition to Illumina, Dr. Möller sits on several life sciences and diagnostics boards, including MorphoSys AG, a Frankfurt Stock Exchange-listed biotechnology company; Invendo-Medical GmbH, a privately-held medical technology company; Adrenomed AG, a privately-held biopharmaceutical company; Definiens AG, a privately-held provider of image analysis for digital pathology; and Genticel SA, a privately-held vaccines company. Dr. Möller served as a past director of Vivacta Limited, a privately-held medical diagnostics company, until its sale to Novartis AG in 2012; and Bionostics, Inc., a privately-held biotechnology company, until its sale to Techne Corp. in 2013. Dr. Möller also is vice-chairman of the Foundation for Innovative New Diagnostics (FIND), a product development and implementation partnership financed in part by the Bill & Melinda Gates Foundation. He holds a Ph.D. in physical chemistry from the University of Kiel in Germany.

Other Public Company Board Service: None

In selecting Dr. Möller as a past nominee for election to the Board of Directors, the Board considered, among other things, Dr. Möller’s product development and diagnostics expertise gained from more than 30 years of leadership and strategic experience at global pharmaceutical and life science companies. The Board of Directors believes that Dr. Möller’s diagnostics experience, in particular, contributes to the Board’s understanding of the growing diagnostics market and the opportunity and risks associated with such market.

David R. Walt, Ph.D. Director since: 1998 Independent

Dr. Walt, Ph.D., is one of our founders and has been a Director and Chairman of our Scientific Advisory Board since June 1998. Dr. Walt has been the Robinson Professor of Chemistry at Tufts University since 1995 and has been a Howard Hughes Medical Institute Professor since 2006. Dr. Walt is a Member of the National Academy of Engineering, a Fellow of the American Institute of Medical and Biological Engineers, and a Fellow of the American Association for the Advancement of Science. Dr. Walt has published over 250 papers and is named as an inventor or co-inventor of over 60 patents, many of which are directed to our micro-array products. He also serves as a board member for Quanterix, Inc., a privately-held company focused on single molecule analysis for clinical diagnostics, and AuraSense Therapeutics, a privately-held company focused on developing therapeutic agents based on spherical nucleic acids. Dr. Walt holds a B.S. in Chemistry from the University of Michigan and received his Ph.D. in Chemical Biology from SUNY at Stony Brook.

Other Public Company Board Service: None

In selecting Dr. Walt as a past nominee for election to the Board of Directors, the Board considered, among other things, Dr. Walt’s scientific and technical expertise combined with his understanding of the markets that we serve. Our continued growth is dependent on scientific and technical advances, and the Board believes that Dr. Walt

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offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Walt’s academic and research experience provides the Board of Directors with valuable insight into the needs of our customers, many of which are scientific research institutions, and the opportunities associated with serving the research market.

Roy A. Whitfield Director since: 2007 Independent

Mr. Whitfield has been a Director since January 2007. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation (formerly Incyte Genomics), a NASDAQ-listed drug discovery and development company he co-founded in 1991. From 1993 to 2001, Mr. Whitfield served as its Chief Executive Officer and, from November 2001 until his retirement in June 2003, as its Chairman. Mr. Whitfield remains on the board of Incyte Corporation. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Earlier, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. In addition to the public company directorships noted below, Mr. Whitfield also serves as a director of Station X Inc., a privately-held developer of software products for analyzing large-scale human genome information. Mr. Whitfield also served as a past director of Solexa, Inc. from 2006 until its sale to Illumina in 2007. Mr. Whitfield received a B.S. in Mathematics from Oxford University and an M.B.A. from Stanford University.

Other Public Company Board Service: Incyte Corporation (1991 to present); Nektar Therapeutics (2000 to present)

In selecting Mr. Whitfield as a nominee for election to the Board of Directors, the Board considered, among other things, Mr. Whitfield’s management and governance experience in the biotechnology and genomics industries gained primarily through his involvement in leading the growth and development of Incyte Corporation. The Board of Directors believes that Mr. Whitfield contributes to the Board’s understanding of the risks and opportunities faced by a rapidly growing global business. In addition, Mr. Whitfield’s experience as a management consultant contributes to the Board’s strategic understanding and review of our business opportunities.

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Board of Directors and Corporate Governance

Board of Directors

Our business is managed under the direction of the Board of Directors. Our certificate of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of Directors with staggered three-year terms. The Board has determined that a majority of the members of the Board, specifically Mr. Bradbury, Mr. Bowman, Ms. Eastham, Dr. Epstein, Dr. Möller, Dr. Rastetter, Dr. Walt, and Mr. Whitfield, are independent Directors under the rules of The NASDAQ Global Select Market.

The Board of Directors intends to hold executive sessions of the non-management Directors following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee Directors of the Company. At its meetings during the fiscal year ended December 29, 2013 (“fiscal 2013”), the Board of Directors regularly met in executive sessions of non-employee Directors.

The Board of Directors has adopted Corporate Governance Guidelines outlining its duties. These guidelines can be viewed on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” The Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Directors’ approval. The Board of Directors held 10 formal meetings during fiscal 2013 and acted two times by written consent. Board members are requested to make attendance at Board and Board committee meetings a priority, to come to meetings prepared, having read any materials provided to the Board of Directors prior to the meeting, and to participate actively in the meetings.

Attendance at Meetings

During fiscal 2013, each Director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board of Directors and Board committees on which such Director served during the period. Board members are invited to attend our annual meetings of stockholders, but they are not required to do so. We reimburse the travel expenses of any Director who travels to attend the annual meetings. Six members of the Board of Directors attended our 2013 annual meeting of stockholders.

Corporate Governance

The Board of Directors and our management believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity and growth. Sound corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in business activities among employees, management, and the Board of Directors.

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We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Ethics, and charters for each of the committees of the Board of Directors, including the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Diagnostics Advisory Committee. The corporate governance page can be found on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.”

Board Leadership Structure

We separate the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and its day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer, reviews the schedules and agendas for Board meetings, and presides over meetings of the full Board. The Board of Directors believes that this leadership structure is best for the Company at the current time, as it appropriately balances the need for the Chief Executive Officer to run the Company on a day-to-day basis with significant involvement and authority vested in an outside independent board member. In addition, the Board of Directors believes that there are advantages to having an independent Chairman for matters such as communications and relations between the Board, the Chief Executive Officer, and other members of senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust Director, Board, and Chief Executive Officer evaluation processes. Under our Corporate Governance Guidelines, our independent Chairman is responsible for:

•	reviewing the schedules and agendas for Board meetings as determined and prepared by the Chief Executive Officer;

•	participating as an observer on any Board committee on which he or she is not a member, if appropriate;

•	discussing the results of the Chief Executive Officer’s performance evaluation with the Chair of the Compensation Committee; and

•	leading the Board in discussing and conveying to the Chief Executive Officer the results of the Chief Executive Officer’s performance evaluation.

In performing the duties described above, our independent Chairman is expected to consult with the Chairs of the appropriate Board committees and solicit their participation in order to avoid diluting the authority and responsibilities of such Committee Chairs.

Board’s Role in Risk Oversight

Risk Oversight Generally

The Board of Directors is responsible for overseeing our risk management. To assist its oversight function, the Board has delegated many risk oversight functions to the Audit Committee. Under its charter, the Audit Committee is responsible for providing advice to the Board with respect to our risk evaluation and mitigation processes, including, in particular, the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external

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risks inherent in our business. The Audit Committee also oversees our internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that we face and how these risks are being managed, and the Board receives reports on risk management from our senior officers and outside consultants engaged to provide an enterprise-level review of the risks facing the Company.

Our senior executives provide the Board of Directors and its committees with regular updates about our strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for Directors to discuss issues of concern with management. The Board of Directors and committees call special meetings when necessary to address specific issues or matters that should be addressed before the next regularly scheduled meeting. In addition, our Directors have access to our management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable about the applicable issues attend Board meetings to provide additional insight into items being discussed, including exposures and mitigation strategies with respect to various risks. In addition, the Company’s General Counsel and the Company’s Chief Financial Officer report directly to our Chief Executive Officer, providing him with visibility to our risk profile. The Board of Directors believes that the work undertaken by the Audit Committee, together with the work of the full Board and the Chief Executive Officer, enables the Board to effectively oversee our risk management function.

Compensation Programs

The Compensation Committee, together with senior management, reviews compensation programs and benefits plans affecting employees generally (in addition to those applicable to our executive officers), and we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Committees of the Board of Directors

The Board of Directors has four standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are currently the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Diagnostics Advisory Committee. In accordance with The NASDAQ Global Select Market listing standards, all of the committees are composed solely of non-employee, independent Directors. Charters for each committee are available on our website at www.illumina.com by first clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” The charter of each committee is also available in print to any stockholder who requests it.

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Audit Committee

The Audit Committee represents and assists the Board by providing oversight of the Company’s accounting and financial reporting processes and audits of its financial statements on behalf of the Board of Directors and provides advice with respect to the Company’s risk evaluation and mitigation processes. The Audit Committee’s duties and responsibilities under its charter include monitoring and advising the Board on:

•	the integrity of the Company’s financial statements and disclosures;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s internal audit function and independent registered public accounting firm;

•	the adequacy and effectiveness of the Company’s internal controls;

•	the Company’s compliance with legal and regulatory requirements; and

•	the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in the Company’s business.

The Board of Directors has unanimously determined that all Audit Committee members are financially literate under current NASDAQ listing standards, and at least one member has financial sophistication under NASDAQ listing standards. In addition, the Board of Directors has unanimously determined that all Audit Committee members qualify as an “audit committee financial expert” under SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations, or liability on any person so designated.

Compensation Committee

The primary function of the Compensation Committee is to discharge the Board’s duties and responsibilities relating to compensation of our non-employee Directors and executive officers, and oversee the design and management of our equity and other compensation plans. The Compensation Committee’s duties and responsibilities under its charter with respect to the compensation of our Directors and executive officers include:

•	to report annually to our stockholders on executive compensation matters;

•	to administer our equity and other compensation plans; and

•	to take or cause to be taken such other actions and address such other matters as the Board of Directors may from time to time authorize the committee to undertake.

The Compensation Committee’s primary goal under its charter is to align closely the interests of our executive officers with those of our stockholders by its efforts to:

•	offer compensation opportunities that attract and retain executives whose abilities are critical to the long term success of the Company;

•	motivate executives to perform to their highest level and reward outstanding achievement;

Illumina, Inc. 2014 Proxy Statement  •  27

•	maintain appropriate levels of risk and reward, assessed on a relative basis at all levels within the Company in proportion to individual contribution and performance and tied to achievement of financial, organizational and management performance goals, and

•	encourage executives to manage from the perspective of owners with an equity stake in the Company.

The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual compensation objectives.

Mr. Flatley, our Chief Executive Officer, has been delegated limited authority to grant stock options and restricted stock units to any employee who has a title of or below the rank of “Vice President,” who is not designated as a “Section 16 Officer,” and who does not report directly to him. Mr. Flatley may exercise this authority without any further action required by the Compensation Committee; however, the Compensation Committee approves grant ranges based on employee job levels to guide Mr. Flatley in the exercise of his authority and sets a maximum number of shares that may be granted under this authority. The purpose of this delegation of authority is to enhance the flexibility of equity administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within the specified limits approved by the Compensation Committee. At least annually, Mr. Flatley reports to the Compensation Committee on his exercise of this delegated authority during the preceding 12 months.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors. In particular, the Nominating/Corporate Governance Committee’s duties and responsibilities under its charter include:

•	identifying individuals qualified to serve as members of the Board of the Company;

•	selecting nominees for election as Directors of the Company;

•	evaluating the Board’s performance, develop and recommend to the Board corporate governance guidelines; and

•	providing oversight with respect to corporate governance and ethical conduct.

Diagnostics Advisory Committee

The purpose of the Diagnostics Advisory Committee is to periodically review and advise the Board on the strategic direction and objectives of the Company’s diagnostics business, including providing understanding, clarification, and validation of the fundamental strategy of the diagnostics business (and its positioning and impact on the Company’s overall corporate strategy) in order to enable the Board to make informed business decisions. The Diagnostics Advisory Committee is also responsible for identifying and discussing with the Board significant emerging trends and issues related, or of relevance, to the strategic goals and objectives of the Company’s diagnostics business.

Illumina, Inc. 2014 Proxy Statement  •  28

Compensation Committee Interlocks and Insider Participation

Our executive compensation program has been administered by the Compensation Committee of our Board of Directors. None of the members of the Compensation Committee has been an officer or employee of ours. None of our current executive officers has ever served as a member of a board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during fiscal 2013.

Code of Ethics

We have adopted a code of ethics that applies to all of our Directors, officers, and employees, including our principal executive officer and principal financial officer. This code of ethics is reviewed by the Nominating/Corporate Governance Committee of our Board of Directors on an annual basis and modified as deemed necessary. Our code of ethics is available for download from our website, www.illumina.com, by first clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” A copy of the Code of Ethics may also be obtained free of charge, from us upon a request directed to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Investor Relations. We will disclose within four business days any substantive changes in or waivers of the Code of Ethics granted to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K with the SEC.

Director Nominations

Criteria for Board Membership

The Board of Directors has delegated to the Nominating/Corporate Governance Committee the responsibility for reviewing and recommending to the Board nominees for Director. In accordance with our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, in evaluating Board candidates, considers factors such as depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the needs of the Board at the time. The Nominating/Corporate Governance Committee seeks to ensure that at least a majority of Directors are independent under the rules of The NASDAQ Global Select Market, that members of our Audit Committee meet the financial literacy and sophistication requirements under the rules of The NASDAQ Global Select Market, and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

The Nominating/Corporate Governance Committee’s objective is to maintain a board of individuals of the highest personal character, integrity, and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. For each of the nominees to the Board, the biographies shown above highlight the experiences and qualifications that were viewed as being among the most important by the Nominating/Corporate Governance Committee in concluding that

Illumina, Inc. 2014 Proxy Statement  •  29

the nominee should serve as a Director of the Company. The Nominating/Corporate Governance Committee considers diversity as one of many, but not dispositive, factors in identifying nominees for Director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the Board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Process for Identifying and Evaluating Nominees

The Nominating/Corporate Governance Committee believes we are well-served by our current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. In addition, from time to time the Board may seek to expand its ranks to bring in new Board members with special skills and/or experience relevant and useful to us at our particular stage of development. Director candidates will be selected based on input from members of our Board of Directors, our senior management, and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with all members of the Board of Directors. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board or presented for the approval of the stockholders, as appropriate.

Stockholder Nominees

The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for Director under the same criteria described above but, based on those criteria, may not necessarily recommend those nominees to the Board of Directors. Any such nominations should be submitted to the Nominating/Corporate Governance Committee, via the attention of our Secretary, and should include the following information:

•	all information relating to such nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934 (including such person’s written consent to a background check, to being named in the proxy statement as a nominee, and to serving as a Director, if elected);

•	the names and addresses of the stockholder(s) making the nomination and the number of shares of our common stock that are owned beneficially and of record by such stockholder(s); and

Illumina, Inc. 2014 Proxy Statement  •  30

•	appropriate biographical information and a statement as to the qualification of the nominee, including the specific experience, qualifications, attributes, or skills of the nominee, demonstrating the relevance and usefulness to our company of such experience, qualifications, attributes, and/or skills at our particular stage of development.

Nominations should be submitted in the timeframe described in our bylaws and under the caption “Stockholder Proposals for our 2015 Annual Meeting” below.

From time to time, we have retained and may in the future retain the services of an independent third-party search firm to assist the Nominating/Corporate Governance Committee in identifying and evaluating potential candidates.

Communications with the Board of Directors

All interested parties who wish to communicate with the Board of Directors or any of the non-management Directors may do so by sending a letter to the Corporate Secretary, Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, and should specify the intended recipient or recipients. All such communications will be forwarded to the appropriate Director or Directors for review, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

In addition, you may send, in an envelope marked “Confidential,” a written communication to the Chair of the Audit Committee, via the attention of our Corporate Secretary, at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122. All such envelopes will be delivered unopened to the Chair of our Audit Committee.

Director and Officer Stock Ownership Policy

The Board of Directors, acting on the recommendation of the Compensation Committee, has adopted stock ownership guidelines that are applicable to each of our non-employee Directors, each of our executive officers who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934, and each of our officers having a title of “Senior Vice President” or above. Under the ownership guidelines each individual subject to the guidelines is expected to own and hold shares of our common stock having an aggregate value at least equal to:

•	with respect to non-employee Directors, three times (3x) the annual cash retainer paid to non-employee Directors for serving as a Director, without regard to committee or chairperson assignments; and

•	with respect to executive officers, one times (1x) such executive officer’s base salary.

Illumina, Inc. 2014 Proxy Statement  •  31

Under the ownership guidelines, each individual subject to the guidelines is required to achieve compliance with the applicable ownership levels set forth above within three years from the date such individual Director or officer first became subject to the guidelines, which is typically from the later of when such individual joined the Company or March 8, 2010 (the effective date of the ownership guidelines).

Unvested shares of restricted stock, unvested restricted stock units (“RSUs”), unvested performance stock units (“PSUs”), and unvested stock options do not count towards satisfaction of the ownership guidelines. Because we do not count such unvested awards, even if such awards are time-vesting-only, we believe that our ownership policy is more robust than ownership policies adopted by other companies that may have higher ownership thresholds but count unvested awards if the passage of time is the only vesting requirement.

During such time as a covered officer or Director is not in compliance with his or her applicable ownership guidelines, such officer or Director:

•	is required to retain an amount equal to 100% of the net shares of common stock received as a result of the vesting of restricted stock or RSUs (“net shares” are those shares that remain after shares are sold or netted to pay withholding taxes); and

•	may not establish a qualified trading plan (i.e., a Rule 10b5-1 trading program) or modify an existing qualified trading plan to increase the number of shares of our common stock to be sold under such plan (under our Insider Trading Policy our Directors, executive officers and each of our officers having a title of “Senior Vice President” or above may only sell shares of our common stock pursuant to a qualified trading plan).

Director Compensation

Our Directors play a critical role in guiding our strategic direction and overseeing the management of the Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our Directors’ continued performance by paying compensation commensurate with our Directors’ workload. Our non-employee Directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. Directors who are our employees, such as Messrs. Flatley and deSouza, receive no separate compensation for their services as Directors.

Our Director compensation is overseen by the Compensation Committee of our Board of Directors, which makes recommendations to the Board of Directors on the appropriate amount and structure of our programs in light of then-current competitive practice. The Compensation Committee typically receives advice and recommendations from an independent compensation consultant with respect to its determination on Director compensation matters.

Illumina, Inc. 2014 Proxy Statement  •  32

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors.

Cash Compensation

Annual Retainer

During fiscal 2013, each of our non-employee Directors was eligible to receive an annual cash retainer of $50,000, and the Chairman of the Board was eligible to receive an additional $50,000 (increased from $20,000 effective immediately following the 2013 annual meeting of stockholders on May 29, 2013). The Board of Directors approved this increase, in part, because the Board determined that effective immediately following the 2013 annual meeting of stockholders the Chairman would be limited to serving on no more than one Board committee of the Chairman’s choosing and as a non-voting, ex officio member of all other Board committees. The Board of Directors has determined not to make any changes to the amount of the annual retainers for the fiscal year ending on December 28, 2014.

Committee Fees

In addition, during fiscal 2013 each of our non-employee Directors serving on one or more Board committees was eligible to receive the applicable fees set forth below.

	Fiscal 2013 Board Committee Fees ($)
	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee	Diagnostics Advisory Committee
Chairperson	25,000	25,000	12,500	12,500
Member	15,000	15,000	7,000	7,000

The Board of Directors has determined not to make any changes to the foregoing applicable fees for the fiscal year ending on December 28, 2014.

Stock in Lieu of Cash Compensation

Non-employee Directors may elect to receive shares of our common stock in lieu of all, but not less than all, cash retainers and Board committee fees (discussed above) otherwise payable by the Company to such Director in a given calendar year. Shares issued to an eligible Director electing to receive cash compensation in the form of shares will not be subject to vesting or forfeiture restrictions and will be issued on a quarterly basis. The number of shares issued to an eligible Director electing to receive shares in lieu of cash will equal the amount of cash compensation otherwise payable by the Company to such Director for the immediately preceding calendar quarter, divided by the weighted average closing price of our common stock during the immediately preceding calendar quarter (calculated by reference to each trading day during such quarter). No fractional shares will be issued, and in lieu of fractional shares, the Company will pay to such electing Director an amount of cash equal to any such fractional share multiplied by the weighted average closing price of our common stock during the immediately preceding calendar quarter (calculated by reference to each trading day during such quarter).

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Equity Compensation

Annual Awards

In connection with our 2013 annual meeting of stockholders, each of our non-employee Directors received a stock option grant of 7,600 shares and an award of 2,500 RSUs, in each case granted under our Amended and Restated 2005 Stock and Incentive Plan. Each stock option grant has an exercise price equal to the fair market value of our common stock on the grant date, May 29, 2013, which was the date of our 2013 annual meeting of stockholders. Both the stock options and the RSUs vest on the earlier of (i) the one year anniversary of the grant date of the option or award and (ii) the date immediately preceding the date of the annual meeting of our stockholders for the year following the year of grant of the option or award.

In January 2014, the Board of Directors, acting on the recommendation of the Compensation Committee, determined to adopt a value-based approach to awarding annual equity grants pursuant to which the number of shares to be granted will be determined by reference to a target value divided by the closing price of our common stock on the date of grant. For the fiscal year ending on December 28, 2014, each of our non-employee Directors will be eligible to receive a RSU award having an award value of $400,000 (as determined based on the fair market value of the Company’s common stock on the date of grant), which award is to be made automatically on the date of the 2014 annual meeting of stockholders. Such annual RSU awards will vest on the earlier of the first anniversary of the grant date or the day prior to the annual meeting of stockholders immediately following the annual meeting at which the award is granted, in both cases subject to continued service as a board member through the vesting date.

Awards Upon First Joining the Board of Directors

In January 2014, the Board of Directors, acting on the recommendation of the Compensation Committee, determined that for the fiscal year ending on December 29, 2013, upon first joining the Board of Directors, each non-employee Director is eligible to receive a one-time RSU award having an award value of $1,070,000 (as determined based on the fair market value of the Company’s common stock on the date of grant), which will become effective on the date on which such person becomes a non-employee Director, whether through election by our stockholders or appointment by our Board of Directors to fill a vacancy. An employee Director who ceases to be an employee but remains a Director will not receive this initial RSU award. Such initial RSU award will vest over a four-year period, with 25% of the RSU vesting on each of the first four anniversaries of the grant.

Additional Benefits

Directors who receive RSUs are given the opportunity, at the time they execute award agreements providing for the RSU grant, to elect to receive, at the time the RSU vests, a portion of the award in cash rather than in shares in order to enable the Director to satisfy his or her obligation to pay the federal income tax that becomes due at the time of such vesting.

In addition to the cash and equity compensation described above, we reimburse our non-employee Directors for their expenses incurred in connection with attending Board and committee meetings. We do not provide Directors with additional compensation for attending Board or committee meetings.

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Non-Employee Director Compensation

The following table summarizes the total compensation paid by the Company to the non-employee Directors for the fiscal 2013.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William H. Rastetter	128,654	177,725	224,305	—	—	—	530,684
A. Blaine Bowman	83,769	177,725	224,305	—	—	—	485,799
Daniel M. Bradbury	78,538	177,725	224,305	—	—	—	480,568
Karin Eastham	80,131	177,725	224,305	—	—	—	482,161
Robert S. Epstein	61,092	177,725	224,305	—	—	—	463,122
Gerald Möller	62,500	177,725	224,305	—	—	—	464,530
David R. Walt	57,000	177,725	224,305	—	—	—	459,030
Roy A. Whitfield	77,923	177,725	224,305	—	—	—	479,953

(1)	Mr. Flatley, our Chief Executive Officer, and Mr. deSouza, our President, are not included in this table as both are employees and receive no additional compensation for service as a Director. The compensation received by Messrs. Flatley and deSouza as employees is shown in the Summary Compensation Table on page 54.
(2)	Includes the following number of shares received in lieu of cash payments: (a) 1,099 shares to Dr. Rastetter, (b) 1,137 shares for Mr. Bradbury, and (c) 901 shares for Dr. Möller.
(3)	This reflects the grant date fair value of awards granted during fiscal 2013. Assumptions used in the calculation of these amounts are included in note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 18, 2014.
(4)	Each of the Directors received an award of 2,500 RSUs on May 29, 2013 (the date of our 2013 annual meeting of stockholders), with a per share value of $71.09 (the closing price of our common stock on NASDAQ on May 29, 2013).
(5)	Each of the then serving Directors received a stock option award for 7,600 shares on May 29, 2013 (the date of our 2013 annual meeting of stockholders), with a per share exercise price of $71.09 (the closing price of our common stock on NASDAQ on May 29, 2013).

The following table shows the total number of unvested RSUs and total stock options held by each of our non-employee Directors as of December 29, 2013:

Name	Unvested RSUs Outstanding	Vested Stock Options Outstanding	Unvested Stock Options Outstanding
William H. Rastetter	2,500	117,100	7,600
A. Blaine Bowman	2,500	119,556	7,600
Daniel M. Bradbury	2,500	63,100	7,600
Karin Eastham	2,500	71,100	7,600
Robert S. Epstein	5,500	7,583	28,017
Gerald Möller	3,500	45,516	11,684
David R. Walt	2,500	137,100	7,600
Roy A. Whitfield	2,500	88,300	7,600

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Illumina, Inc. 2014 Proxy Statement  •  35

Stock Ownership and Section 16 Compliance

The following table sets forth the number of shares of our common stock beneficially owned by each of our Directors and Director nominees and each executive officer named in the Summary Compensation Table (the “named executive officers”), and by all of our Directors, Director nominees, and executive officers as a group.

The information set forth below is as of February 28, 2014, and is based upon information supplied or confirmed by the named individuals. The address of each person named in the table below is c/o Illumina, Inc., 5200 Illumina Way, San Diego, California 92122.

Name	Common Stock Beneficially Owned (Excluding Stock Options)(1)	Stock Options Exercisable Within 60 Days of February 28, 2014(2)	Total Common Stock Beneficially Owned(1)(2)	Percent of Common Stock(3)
Jay T. Flatley(4)	324,204	1,508,125	1,832,329	1.4%
Marc A. Stapley	2,934	14,220	17,154	*
Francis A. deSouza	-	-	-	*
Charles E. Dadswell	1,926	-	1,926	*
Christian O. Henry	18,621	135,416	154,037	*
William H. Rastetter	88,644	117,100	205,744	*
A. Blaine Bowman	9,548	119,556	129,104	*
Daniel M. Bradbury	7,424	63,100	70,524	*
Karin Eastham	5,784	61,100	66,884	*
Robert S. Epstein	1,000	9,916	10,916	*
Gerald Möller	11,120	47,850	58,970	*
David R. Walt(5)	956,948	137,100	1,094,048	*
Roy A. Whitfield	6,696	86,300	92,996	*
All Directors, Director nominees, and executive officers as a group (17 persons, including those Directors and executive officers named above)	1,467,834	2,626,729	4,094,563	3.2%

*	Represents beneficial ownership of less than one percent (1%) of the issued and outstanding shares of common stock.
(1)	Includes shares of stock beneficially owned as of February 28, 2014. Also includes restricted stock units, or RSUs, vesting within 60 days of February 28, 2014. An RSU represents a conditional right to receive one share of our common stock at a specified future date.
(2)	Includes stock options that are exercisable as of February 28, 2014, and stock options that vest, or become exercisable, within 60 days of February 28, 2014.
(3)	Percentage ownership is based on 128,757,233 shares of common shares of common stock outstanding on February 28, 2014.
(4)	Includes 6,000 shares owned by Mr. Flatley’s minor children.
(5)	Includes 82,960 shares owned by Dr. Walt’s spouse.

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Illumina, Inc. 2014 Proxy Statement  •  36

As of February 28, 2014, the following are the only persons known to us to be the beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock(1)
FMR LLC(2) 245 Summer Street Boston, MA 02210	16,050,772	12.5%
Baillie Gifford & Co.(3) Calton Square, 1 Greenside Row Edinburgh EH1 3AN Scotland UK	15,281,229	11.9%
Capital Research Global Investors(4) 333 South Hope Street, 55th floor Los Angeles, CA 90071	11,928,587	9.3%
Morgan Stanley(5) 1585 Broadway New York, NY 10036	9,568,586	7.4%
Prudential Financial, Inc.(6) 751 Broad Street Newark, NJ 07102	8,507,400	6.6%
Jennison Associates LLC(7) 466 Lexington Avenue New York, NY 10017	8,499,055	6.6%
BlackRock Inc.(8) 40 East 52nd Street New York, NY 10022	7,801,002	6.1%
The Vanguard Group(9) 100 Vanguard Blvd. Malvern, PA 19355	6,795,804	5.3%

(1)	Percentage ownership is based on 128,757,233 shares of common shares of common stock outstanding on February 28, 2014.
(2)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2014. FMR LLC reports that it has sole voting power with respect to 613,397 shares and sole dispositive power with respect to 16,050,772 shares.
(3)	This information is based on a Schedule 13G/A filed with the SEC on January 10, 2014. Baillie Gifford & Co. reports that it has sole voting power with respect to 10,011,499 shares and sole dispositive power with respect to 15,281,229 shares.
(4)	This information is based on a Schedule 13G/A filed with the SEC on February 13, 2014. Capital Research Global Investors reports that it has sole voting and sole dispositive power with respect to 11,928,587 shares.
(5)	This information is based on a Schedule 13G/A filed with the SEC on February 11, 2014. Morgan Stanley reports that it has sole voting power with respect to 9,444,775 shares and sole dispositive power with respect to 9,568,586 shares. We understand that the shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser and wholly-owned subsidiary of Morgan Stanley.
(6)	This information is based on a Schedule 13G/A filed with the SEC on January 29, 2014. Prudential Financial, Inc. has sole voting and sole dispositive power over 617,518 shares, shared voting power over 4,512,109 shares, and shared dispositive power over 7,889,882 shares, which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential indirectly owns 100% of equity interests of Jennison Associates LLC. As a result, Prudential Financial, Inc. may be deemed to have shared dispositive power over the shares reported on Jennison Associates LLC’s Schedule 13G/A filed with the SEC on February 7, 2014, referenced in note (7) below.
(7)	This information is based on a Schedule 13G/A filed with the SEC on February 7, 2014. Jennison Associates LLC has sole voting power with respect to 5,121,282 shares, and shared dispositive power with respect to 8,499,055 shares. Jennison Associates LLC reports that Prudential Financial, Inc. indirectly owns 100% of equity interests of Jennison Associates LLC. As a result, Prudential Financial, Inc. may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison Associates LLC may have with respect to the shares reported by Jennison Associates LLC. Accordingly, these shares may also be reflected in the Schedule 13G/A filed with the SEC on January 29, 2014, by Prudential Financial, Inc. referenced in note (6) above.
(8)	This information is based on a Schedule 13G filed with the SEC on February 11, 2014. BlackRock Inc. reports that it has sole voting power with respect to 6,883,816 shares and sole dispositive power with respect to 7,801,002 shares.
(9)	This information is based on a Schedule 13G filed with the SEC on February 11, 2014. The Vanguard Group reports that it has sole voting power with respect to 116,997 shares, sole dispositive power with respect to 6,695,807 shares, and shared dispositive power with respect to 99,997 shares.

Illumina, Inc. 2014 Proxy Statement  •  37

Executive Officers

The following table sets forth the names, ages, positions, and business experience during the past five years of our executive officers as of April 1, 2014:

Jay T. Flatley, age 61

Chief Executive Officer

•2013 – present: present position

•1999 – 2013: President and Chief Executive Officer

•Joined Illumina 1999

Paul L. Bianchi, age 52

Senior Vice President, Human Resources

•2012 – present: present position

•2009 – 2012: senior vice president human resources at Risk Management Solutions, Inc.

•2005 – 2009: principal at Strayer Consulting Group, Inc.

•Joined Illumina 2012

Charles E. Dadswell, age 55

Senior Vice President, General Counsel & Secretary

•2013 – present: present position

•2011 – 2013: vice president, general counsel for North and Latin America, and corporate director of global intellectual property at bioMerieux

•2008 – 2010: general counsel at BioDelivery Sciences International, Inc.

•Joined Illumina 2013

Francis A. deSouza, age 43

President

•2013 – present: present position

•2011 – 2013: group president, enterprise products and services for Symantec Corporation

•2009 – 2011: senior vice president, enterprise security group at Symantec Corporation

•2008 – 2009: vice president, enterprise messaging management group at Symantec Corporation

•Joined Illumina 2013

Christian O. Henry, age 46

Senior Vice President & Chief Commercial Officer

•2014 – present: present position

•2012 – 2014: Senior Vice President & General Manager, Genomic Solutions

•2010 – 2012: Senior Vice President, Chief Financial Officer & General Manager, Life Sciences

•2009 – 2010: Senior Vice President, Corporate Development & Chief Financial Officer

•2006 – 2009: Senior Vice President and Chief Financial Officer

•2005 – 2006: Vice President and Chief Financial Officer

•Joined Illumina 2005

Richard Klausner, age 62

Chief Medical Officer & Interim General Manager, Oncology

•2013 – present: present position

•2011 – 2013: founder and president of Klausner Consulting

•2005 – 2011: managing director, The Column Group

•Joined Illumina 2013

Nicholas J. Naclerio, age 52

Senior Vice President, Corporate Development & General Manager, Enterprise Informatics

•2014 – present: present position

•2010 – 2014: Senior Vice President, Corporate and Venture Development

•2010 – 2013: member of board of directors of Boreal Genomics Inc.

•2009 – 2012: member of board of directors of Twin Lights Bioscience, Inc.

•2007 – 2008: executive chairman of True Materials, a privately-held life sciences company that was acquired by Affymetrix, Inc.

•Joined Illumina 2010

Mostafa Ronaghi, Ph.D., age 45

Senior Vice President & Chief Technology Officer

•2008 – present: present position

•2002 – 2008: principal investigator at Stanford University, where Dr. Ronaghi focused on the development of novel tools for molecular diagnostic applications

•Joined Illumina 2008

Marc A. Stapley, age 44

Senior Vice President & Chief Financial Officer

•2012 – present: present position

•2009 – 2012: senior vice president, finance at Pfizer, Inc.

•2007 – 2009: chief financial officer, Americas at Alcatel-Lucent USA, Inc.

•Joined Illumina 2012

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Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors determines the compensation for our executive officers. The Compensation Committee considers, adopts, reviews, and revises executive officer compensation plans, programs, and guidelines, and reviews and determines all components of each executive officer’s compensation. Compensation programs, and the compensation components, for the Chief Executive Officer are, additionally, subject to approval by the Board of Directors. The Compensation Committee also consults with management and Illumina’s employee compensation and benefits group regarding both executive and non-executive employee compensation plans and programs, including administering our equity incentive plans.

This section of the proxy statement explains how our executive compensation programs are designed and operate with respect to Illumina’s “named executive officers,” who are the CEO, CFO, and the three other most highly compensated executive officers in a particular year. For fiscal 2013, our named executive officers are:

•	Jay T. Flatley — Chief Executive Officer

•	Marc A. Stapley — Senior Vice President & Chief Financial Officer

•	Francis A. deSouza — President

•	Charles E. Dadswell — Senior Vice President, General Counsel & Secretary

•	Christian O. Henry — Senior Vice President & Chief Commercial Officer

Recent “Say-on-Pay” Vote

In May 2013, we held a stockholder advisory vote to approve the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. We received favorable consideration, with over 82% of stockholder votes cast approving the proposal. As a result, the Compensation Committee decided to retain our general approach in the 2014 fiscal year. The Compensation Committee will consider the outcome of the annual say-on-pay votes when making future compensation decisions.

Compensation Philosophy and Objectives

Our executive compensation and benefit programs aim to encourage our executive officers to continually pursue strategic opportunities, while effectively managing our day-to-day operations. Specifically, we have created a compensation package that combines short- and long-term components (cash and equity, respectively) at the levels we believe are most appropriate to motivate and reward our executive officers. The Compensation Committee and our management believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases.

Our executive compensation program is designed to achieve four primary objectives:

•	attract, retain, and reward executives who contribute to our success;

•	provide economic incentives for executives to achieve business objectives by linking executive compensation with our overall performance;

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•	strengthen the relationship between executive pay and stockholder value through the use of long-term compensation; and

•	reward individuals for their specific contributions to our success.

Use of Market Data and Benchmarking

We strive to set executive compensation at competitive levels. This involves, among other things, establishing compensation levels that are generally consistent with levels at other companies with which we compete for talent.

During fiscal 2013, the Compensation Committee retained an independent compensation consultant from Radford, an Aon Hewitt Company, as the Compensation Committee’s advisor reporting directly to the Chairperson. After considering all of the factors required by applicable NASDAQ rules, the Compensation Committee is satisfied with Radford’s independence. The Compensation Committee maintains sole authority to retain and determine the work to be performed by Radford. During fiscal 2013, the Compensation Committee directed Radford to conduct a comprehensive formal review and analysis of our executive compensation and incentive programs relative to competitive benchmarks. This review consisted of a benchmarking analysis of our executive compensation philosophy and practices against prevailing market practices of identified peer group companies and broader industry trends. The analysis included the review of the total direct compensation (inclusive of salary, cash bonuses, and equity awards) of our executive officers. It was based on an assessment of market trends covering available public information in addition to proprietary data provided by Radford. The peer group was developed considering companies within the industry that have similar business challenges and complexities where we might recruit and lose executive talent.

The Compensation Committee considered a number of factors in defining the peer group, including industry competitors of similar revenue range, market capitalization, and organization complexity, that we believe reflects the market for talent and stockholder investment. Many of the industry competitors are located in geographic areas in which we compete for talent, which reflects high cost-of-living areas and therefore impacts rates of pay.

The following companies made up the compensation peer group for fiscal 2013:

Affymetrix, Inc. Alere Inc. Bio-Rad Laboratories, Inc. Bruker Corporation Cepheid The Cooper Companies, Inc.	Covance, Inc. Edwards Lifesciences Corporation Hologic, Inc. IDEXX Laboratories, Inc. Intuitive Surgical, Inc. Life Technologies Corporation**	National Instruments Corporation NuVasive, Inc. PerkinElmer, Inc. QIAGEN N.V. ResMed Inc. Waters Corporation

** In February 2014, Life Technologies Corporation was acquired by Thermo Fisher Scientific Inc.

We target our total direct compensation, when you consider salary and short and long-term incentives, for executive officers between the 60th and 75th percentiles of compensation paid to executives within our compensation peer group. The largest component of total direct compensation is delivered through equity-based awards, which, at greater than 75%, represents a larger percentage

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of total direct compensation than that of our peer group and serves to retain our executives and align their interests with those of our stockholders such that higher compensation is realized only for exceptional performance. We believe that our targeted compensation percentiles range appropriately reflects our position and historical and anticipated growth rates, in each case relative to those in our peer group. We may deviate from these general target levels to reflect the executive’s experience, the executive’s sustained performance level, and market factors as deemed appropriate by the Compensation Committee. The Compensation Committee reviews the information prepared by management from the Radford assessment, reviews each component of an executive’s compensation during the current year and prior years, and considers an executive’s contribution to the achievement of our strategic goals and objectives, the executive’s overall compensation, and other factors to determine the appropriate level and mix of compensation. An executive’s compensation is not determined by formula but, instead, in comparison to market and within our company to positions with similar responsibility and impact on operations.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies, and programs. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning, and meets the requirements, of Rule 16b-3 of the Securities Exchange Act of 1934 and the rules of The NASDAQ Global Select Market. The Compensation Committee functions under a written charter, which was adopted by the Board of Directors. The charter is reviewed annually and updated as appropriate. A copy of the charter is available on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.”

The primary responsibilities of the Compensation Committee are to:

•	recommend to the Board of Directors the amount and form of compensation to be paid to our Chief Executive Officer, taking into account the results of the Board of Director’s annual performance evaluation of the Chief Executive Officer;

•	review and approve the amount and form of compensation to be paid to our other executive officers and senior, non-executive employees;

•	exercise oversight of our compensation practices for all other non-executive employees;

•	administer our equity compensation plans; and

•	review and make initial (in the case of new hires) and periodic (in the case of then-current Company employees) determinations with respect to who is (i) an “executive officer” of the Company with reference to Rule 3b-7 of the Securities Exchange Act of 1934 and (ii) a “Section 16 officer” of the Company with reference to Rule 16a-1(f) of the Securities Exchange Act of 1934.

The Compensation Committee meets as often as it considers necessary to perform its duties and responsibilities. The Compensation Committee held six meetings during fiscal 2013, and it has held one meeting so far in 2014 to review and finalize compensation elements related to fiscal 2013. The Chairperson works with the Chief Executive Officer and the Senior Vice President of Human Resources

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to establish the meeting agenda in advance of each meeting. The Compensation Committee typically meets with the Chief Executive Officer, Chief Financial Officer, General Counsel, Senior Vice President of Human Resources, our external counsel, and, on occasion, with an independent compensation consultant retained by the Compensation Committee. When appropriate, such as when the Compensation Committee is discussing or evaluating compensation for the Chief Executive Officer, the Compensation Committee meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that the independent compensation consultant and management believe will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested, including benchmark information, historical compensation data, performance metrics and criteria, the Board of Directors’ assessment of our performance against our goals, and the Chief Executive Officer’s assessment of each executive’s performance against pre-determined, individual objectives.

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Components and Analysis of Fiscal 2013 Executive Compensation

For fiscal 2013, the principal elements of our executive compensation program are summarized in the following table and described in more detail below.

Compensation Element	Objective	Designed to Reward	Key Features (specific to executives)

Base Salary	To provide a competitive, fixed level of cash compensation for the executive officers	Experience, expertise, knowledge of the industry, duties, scope of responsibility, and sustained (and expected) performance	Adjustments are based on an individual’s current (and expected) future performance, base salary relative to our compensation peer group, and internal equity

Performance-Based Cash Compensation	To encourage and reward executive officers’ contributions in achieving strong financial and operational results by meeting or exceeding established goals	Success in achieving annual results	Annual performance-based cash compensation is based on a formula that includes achievement of corporate revenue and operating income goals and achievement of individual performance goals

Long-Term Equity Compensation	To retain executive officers and to align their interests with those of our stockholders in order to increase overall stockholder value	Success in achieving long-term results

Grants typically consist of both restricted stock units (RSUs) and performance stock units (PSUs)

RSUs vest over a four-year period, with 25% of the RSU vesting on each of the first four anniversaries of the grant date

PSUs vest at the end of a three-year performance period based on the achievement of specified earnings per share targets at the end of the three-year period

Given our rapid growth and continued high growth profile, a majority of our executive officers’ compensation has been delivered, and is expected to be delivered, through long-term equity awards, with PSUs representing 82% of the total value of long-term equity awards (as determined on the grant date)

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Base Salary

Base salary is the primary fixed component of our executive compensation program. In general, executive officers with the highest level of responsibility have a lower percentage of their compensation fixed as base salary and a higher percentage of their compensation at risk. Base salary represented a relatively small percentage of total compensation (13% in 2013) for the named executive officers, as set forth under “Compensation Mix” on page 49.

Salary levels are considered as part of our annual executive performance review process, as well as upon promotion or other material change in job responsibility. The Chief Executive Officer makes recommendations to the Compensation Committee for base salary changes for executive officers (excluding himself) based on performance and current pay relative to market practices for executive officers, other than himself. The Compensation Committee reviews these recommendations, makes any adjustments it considers necessary, and then approves the salary changes. The Compensation Committee recommends to the Board of Directors the base salary for our Chief Executive Officer based on performance and his current pay relative to other chief executives in our peer group. The Compensation Committee believes that increases to base salary should reflect the executive’s performance for the preceding year and pay level relative to similar positions in our peer group. Base salary increases also reflect anticipated future contributions of the executive.

Fiscal 2013 Base Salaries

The average salary increase for all named executive officers in fiscal 2013 was 2.7%, which is consistent with the actions that were taken more broadly for employee compensation, generally, in the Company.

Named Executive Officer	Position	2012 Base Salary ($)	2013 Base Salary ($)	% Increase
Jay T. Flatley	Chief Executive Officer	803,400	830,000	3%
Marc A. Stapley	Senior Vice President & Chief Financial Officer	435,000	448,100	3%
Francis A. deSouza(1)	President	—	700,000	—
Charles E. Dadswell(2)	Senior Vice President, General Counsel & Secretary	—	350,000	—
Christian O. Henry	Senior Vice President & Chief Commercial Officer	450,000	459,000	2%

(1)	Mr. deSouza joined Illumina in December 2013
(2)	Mr. Dadswell joined Illumina in April 2013

Performance-Based Cash Compensation

In general, annual cash bonuses for our executive officers are paid out under our Executive Variable Compensation Plan, or eVCP. The eVCP is an “at-risk” bonus compensation program designed to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. The eVCP provides guidelines for the calculation of annual non-equity, incentive-based compensation, subject to the Compensation Committee’s oversight and modification. Any executive officer that is hired during the year on or prior to October 1st is eligible to participate in the eVCP for that year. Any bonus received by such executive is prorated based on the amount of time the executive officer served during the plan year.

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Target Amounts and Weighted Components

For fiscal 2013, the Compensation Committee established target cash bonus amounts under the eVCP, calculated as a percentage of each executive officer’s base salary. For our Chief Executive Officer, Mr. Flatley, the target cash bonus amount as a percentage of his base salary was 100%, which remained unchanged for fiscal 2013 as compared to fiscal 2012. For each of our named executive officers, other than Messrs. Flatley and deSouza, the target cash bonus amount as a percentage of base salary was 55%, which also remained unchanged for fiscal 2013 as compared to fiscal 2012. Mr. deSouza was not eligible for a bonus under the eVCP plan for fiscal 2013 because he joined Illumina after the eVCP eligibility cut-off date of October 1, 2013.

Under the eVCP, the target cash bonus amount is divided into three separate components with the following weighting (as a % of the target cash bonus amount):

•	50% based on the achievement of corporate revenue objectives (the “revenue eVCP target”);

•	30% based on the achievement of corporate operating income objectives (the “operating income eVCP target”); and

•	20% based on the achievement of individual performance objectives (the “individual performance eVCP target”); however, if the applicable threshold objective levels are not met for both of the revenue eVCP target and the operating income eVCP target, then the individual performance eVCP component will not be paid.

The Compensation Committee and the Board of Directors approve minimum, commit, and maximum levels for each component of the revenue and operating income eVCP targets. Payments of the applicable component of the annual cash bonus amounts are based upon the achievement of such objectives for the year. If the applicable threshold objective levels are not met for both of the revenue eVCP target and the operating income eVCP target, then no payouts are earned. The commit level represents a level of performance that the Compensation Committee and the Board of Directors believe is both attainable and practical based on a realistic estimate of our future financial performance. The maximum level is designed to motivate and reward realistically achievable superior performance.

At the beginning of each year, our Chief Executive Officer develops corporate objectives focused primarily on financial performance and other critical corporate goals, such as new product introductions, market penetration, infrastructure investments, and consistency of operating results. The corporate objectives are based on our annual operating plan, which is approved by the Board of Directors. In addition, our Chief Executive Officer, together with each executive eligible to participate in the eVCP, develops a corresponding set of objectives to measure individual performance for the year. The Compensation Committee and the Board of Directors approve the corporate objectives and the individual objectives for our Chief Executive Officer.

Shortly following completion of the fiscal year, the Compensation Committee and the Board of Directors assess our performance against each of the revenue and operating income eVCP targets, comparing the actual fiscal year results to the pre-determined minimum, commit, and maximum levels for each objective, and an overall percentage amount for the corporate financial objectives is

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calculated. The Compensation Committee (and the Board of Directors with respect to our Chief Executive Officer) also reviews the performance of each named executive officer against such officer’s individual objectives, and an overall percentage amount for the individual performance objectives is calculated. Although the operation of the eVCP is largely formulaic, the Compensation Committee and the Board of Directors can use their discretion when determining the pay for our executive officers and also when assessing the attainment of individual and corporate performance goals.

Revenue eVCP Target

For fiscal 2013, each executive had the potential to earn up to a maximum of 150% of the revenue eVCP target based on the Company’s performance against the following fiscal 2013 revenue objectives (with the bonus amount calculated as a linear ratio for points between the minimum, commit, and maximum revenue objective levels):

	Minimum	Commit	Maximum
Revenue Objective ($ in millions)	1,280	1,380	1,480
% of Revenue eVCP Target Paid	50%	100%	150%

Operating Income eVCP Target

For fiscal 2013, each executive had the potential to earn up to a maximum of 150% of the operating income eVCP target based on the Company’s performance against the following fiscal 2013 operating income objectives (with the bonus amount calculated as a linear ratio for points between the minimum, commit, and maximum revenue objective levels):

	Minimum	Commit	Maximum
Operating Income Objective ($ in millions)(1)	400	440	480
% of Operating Income eVCP Target Paid	50%	100%	150%

(1)	Operating income is defined as the income from operations that excludes stock compensation expense, merger related charges, interest and other revenue and income tax expense.

Example Calculation

We have included a hypothetical example to demonstrate the calculation. For example, assume Executive A’s base salary for fiscal 2013 was $400,000 and that Executive A’s target cash bonus amount as a percentage of base salary was set at 55%. Executive’s A’s target bonus amount would be $220,000 (i.e., 55% x $400,000). Assuming that Executive A exceeded or outperformed all of his or her individual performance goals, Executive A’s actual bonus under the minimum and at the minimum, commit, and maximum financial objective levels could range from between $44,000 and $308,000 and would be determined as follows:

	Below Minimum ($)	At Minimum ($)	At Commit ($)	At or Greater than Maximum ($)
Revenue eVCP Target (50% x $220,000 = $110,000)	—	55,000	110,000	165,000
Operating Income eVCP Target (30% x $220,000 = $66,000)	—	33,000	66,000	99,000
Individual Performance eVCP Target (20% x $220,000 = $44,000)	44,000	44,000	44,000	44,000

Total	44,000	132,000	220,000	308,000

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Performance-Based Cash Compensation Payments

The Compensation Committee met on January 29, 2014, to review fiscal 2013 corporate and executive goal performance, make determinations for fiscal 2014 performance-based incentive cash compensation awards based on the performance reviews, and establish the fiscal 2014 executive compensation plan.

The following table presents the performance-based cash compensation opportunities as a percentage of base salary and the actual amounts earned by each named executive officer for fiscal 2013:

Named Executive Officer	2013 Target Bonus as a % of Salary	Actual Bonus Payout ($)(1)	Actual Bonus Payout as a % of Salary(1)
Jay T. Flatley	100%	986,870	119%
Marc A. Stapley	55%	288,074	64%
Francis A. deSouza(2)	80%	-	-
Charles E. Dadswell(3)	55%	153,126	44%
Christian O. Henry	55%	295,146	64%

(1)	These bonuses were paid in February 2014 and reflect fiscal 2013 revenue that fell between the commit and maximum objectives and operating income that fell between the commit and maximum objectives, in each case established for the fiscal 2013 eVCP. Accordingly, the revenue eVCP component (50% of target bonus) paid out at a level of 121% and the operating income eVCP component (30% of target bonus) paid out at a level of 128%. The individual performance eVCP component (20% of target bonus) was determined based on achievement of pre-established individual performance objectives.
(2)	Mr. deSouza was not eligible for a bonus under the eVCP plan because he joined Illumina after the eVCP eligibility cut-off date of October 1, 2013.
(3)	Mr. Dadswell joined Illumina in April 2013 and his eVCP bonus was prorated based on the amount of time he served during fiscal 2013.

Performance-based cash compensation awards made to named executive officers under the eVCP for performance in fiscal 2011 and 2012 are reflected in the column titled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table on page 54. These bonuses were paid in February 2012 and February 2013, respectively.

Long-Term Equity Compensation

The Compensation Committee believes it is appropriate to align the interests of executives with those of stockholders. Accordingly, we award long-term incentives to reward performance and align executives with long-term stockholder interests by providing executives with an ownership stake in the Company, encouraging sustained long-term performance, and providing an important retention element to their compensation program. We believe that one of the most effective ways to accomplish this objective is to provide executive officers with a substantial economic interest in the long-term appreciation of our stock price through equity grants, which in fiscal 2013 were in the form of performance stock units (PSUs) and restricted stock units (RSUs).

Performance Stock Units

During fiscal 2012, the Compensation Committee approved changes to the long-term equity incentive compensation program for our executive officers that placed greater emphasis on performance-based long-term incentives by replacing annual stock option grants with PSUs that vest at the end of a three-year performance period based on the achievement of specified earnings per share targets at the end of the three-year period.

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The PSU awards are intended to be an ongoing part of our long-term equity incentive compensation program. It is anticipated that the Compensation Committee will grant new PSU awards each year, based on earnings per share targets (or other appropriate financial metrics) established for a new three-year performance period commencing each year; however, the Compensation Committee is not obligated to grant PSUs or any other equity incentive awards each year.

In keeping with our compensation philosophy to tie executive pay to stockholder value creation, executives realize full value from PSUs only to the extent that we achieve specified earnings per share targets at the end of a three-year period. For instance, the number of shares issued will range from 50% to 150% of the number of shares specified in the PSU agreement based on performance relative to the earnings per share objectives approved by the Compensation Committee. If we fail to achieve the specified earnings per share target at the end of the three-year performance period, then the number of shares issued will range from 50% to 100% of the award amount, depending on the actual earnings per share. If, however, we exceed the specified earnings per share target at the end of the three-year performance period the number of shares issued will range from 100% to 150% of the award amount, depending on the actual earnings per share.

Restricted Stock Units

Since January 1, 2008, long-term equity compensation packages to executives have included grants of time-based vesting RSUs. RSUs granted to executive officers during fiscal 2013 vest over a four-year period, with 25% of the RSU vesting on each of the first four anniversaries of the grant. RSUs granted to executive officers prior to fiscal 2012 vest over a four-year period with 15% of the RSU vesting on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date. Vesting in all cases is subject to the individual’s continued service to us through the vesting date.

Like PSUs, RSUs also provide a long-term incentive for executives to remain with us; however, because RSUs do not have a performance component they provide some amount of value to recipients unless our stock price is zero. During 2013, we awarded 82% of our annual equity grants (not including new hire inducement grants) to our named executive officers in the form of PSUs and 18% in the form of RSUs, in each case as measured by the grant date stock equivalent ratio with each RSU counted as the equivalent of three shares of common stock and each PSU counted as the equivalent of two shares of common stock.

Determination of Long-Term Equity Compensation

To determine the value for long-term incentives granted to an executive each year, we consider the following factors:

•	the proportion of long-term incentives relative to base pay;

•	the executive’s impact on Company performance and ability to create value;

•	long-term business objectives;

•	awards made to executives in similar positions within our compensation peer group of companies;

•	the market demand for the executive’s particular skills and experience;

•	the amount granted to other executives in comparable positions at the Company;

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•	the executive’s demonstrated performance over the past few years; and

•	the executive’s leadership performance.

In addition, the new hire equity grant made to an executive officer upon first joining the Company is based primarily on competitive conditions applicable to the executive officer’s specific position. The Compensation Committee also considers the number and type of equity awards owned by executive officers in comparable positions, including the executive’s prior position. Subsequent equity grants to executive officers are generally considered and, if appropriate, awarded in connection with their annual performance review during the first quarter of each year. Such subsequent grants serve to maintain a competitive position for us relative to new opportunities that may become available to our executive officers and to enhance the retention features of the program.

Fiscal 2013 Long-Term Equity Compensation

The following table presents the long-term equity compensation awarded to each named executive officer based on grant date fair value and as a multiple of base salary for fiscal 2013:

Named Executive Officer	PSUs (Grant Date Fair Value) ($)(1)	RSUs (Grant Date Fair Value) ($)(1)	Total ($)	Multiple of 2013 Base Salary
Jay T. Flatley	4,264,432	947,708	5,212,140	6.3
Marc A. Stapley	1,204,800	267,717	1,472,517	3.3
Francis A. deSouza	5,049,869	1,523,918	6,573,787	9.4
Charles E. Dadswell	1,860,300	413,400	2,273,700	6.5
Christian O. Henry	1,204,800	267,717	1,472,517	3.2

(1)	Reflects the grant date fair value of awards granted during fiscal 2013. Assumptions used in the calculation of these amounts are included in note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 18, 2014.

Compensation Mix

The following table shows the mix of base salary, cash bonus, and long-term equity compensation for our named executive officers for fiscal 2013:

	Amount ($)	Percent
Base Salary	2,787,100	13%
eVCP Performance-Based Cash Bonus(1)	1,723,216	8%
Long-Term Equity Compensation(2)	17,004,661	79%

(1)	eVCP performance-based cash bonuses were earned during fiscal 2013 and were paid in February 2014.
(2)	Reflects the grant date fair value of awards granted during fiscal 2013. Assumptions used in the calculation of these amounts are included in note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 18, 2014.

Potential Payments upon a Termination or Change in Control

Our executive management and other employees have built Illumina into the successful enterprise that it is today. We believe that the interests of stockholders will be best served if the interests of our executive management are aligned with them, and providing change-in-control benefits may eliminate, or at least reduce, the reluctance of executive management to pursue potential change-in-control transactions that may be in the best interests of stockholders. As such, we provide change-in-control severance benefits to our named executive officers that are subject to a double trigger (i.e., change in

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control and loss of employment). The change-in-control severance agreements automatically renew annually for additional one year periods unless a notice of non-extension is provided by either party. None of the named executive officers have an employment agreement with us.

For purposes of these benefits, in general, a change in control is deemed to occur in any of the following circumstances:

•	any merger or consolidation in which we are not the surviving entity;

•	the sale of all or substantially all of our assets to any other person or entity;

•	the acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity;

•	a contested election of our Directors as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board of Directors; or

•	any other event specified by the Board of Directors.

Under the change-in-control severance agreements, the executive would receive benefits if he were terminated within two years following the change in control either:

•	by the Company other than for “cause,” which is defined in each change-in-control severance agreement to include repeated failure or refusal to materially perform his duties that existed immediately prior to the change in control, conviction of a felony or a crime of moral turpitude, or engagement in an act of malfeasance, fraud, or dishonesty that materially damages our business; or

•	by the executive on account of “good reason,” which is defined in each change-in-control severance agreement to include certain reductions in the executive’s annual base salary, bonus, position, title, responsibility, level of authority, or reporting relationships that existed immediately prior to the change in control, or a relocation, without the executive’s written consent, of the executive’s principal place of business by more than 35 miles from the executive’s principal place of business immediately prior to the change in control.

Pursuant to the change-in-control severance agreements, if a covered termination of the executive’s employment occurs in connection with a change in control, then, with the exception of the Chief Executive Officer, the executive is generally entitled to the following benefits:

•	a severance payment equal to one year of the executive’s annual base salary plus the greater of (a) the executive’s then-current annual target bonus or other target incentive amount or (b) the annual bonus or other incentive paid or payable to the executive for the most recently completed fiscal year;

•	a lump sum payment of the executive’s earned but unpaid compensation, including any earned but unpaid bonus or other incentive payment from any completed fiscal year, and a pro rata portion of the executive’s annual target bonus or other target incentive amount for the fiscal year in which the termination occurs;

•	payments of the executive’s group health insurance coverage premiums under COBRA law, including coverage for the executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year; however, our obligation to pay such premiums ceases immediately upon the date the executive becomes covered under any other group health plan;

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•	continuance of the executive’s indemnification rights and liability insurance for a maximum of one year following termination.

•	continuation of the executive’s perquisites to which the executive was entitled for a period of 12 months or, in the case of Mr. Flatley, 24 months;

•	automatic vesting of the executive’s unvested stock options and equity or equity-based awards; and

•	certain professional outplacement services consistent with the executive’s position for up to two years following termination.

Our Chief Executive Officer is entitled to a severance payment equal to twice the sum of his annual base salary and the greater of his target or most recently paid or payable target bonus or other target incentives and 24 months (instead of 12 months) of continued certain medical and other benefits in addition to the benefits previously described for the other named executive officers.

The change-in-control severance agreements provide that each executive’s total change-in-control payment may be reduced in the event such payment is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and such a reduction would provide a greater after-tax benefit for the executive. Additionally, change-in-control benefits are subject to limitations under IRC Section 280G “golden parachute” provisions. A full analysis of the financial impact of these limitations will be performed based on the facts and circumstances in the event a change in control were to occur.

Based upon a hypothetical change in control date of December 27, 2013, the last trading day of fiscal 2013, the potential payments upon a termination following a change in control for our named executive officers would have been as follows:

Name	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Perquisites/Benefits ($)(4)	Total ($)
Jay T. Flatley	4,620,610	29,964,878	2,025,240	78,991	36,689,719
Marc A. Stapley	1,024,198	10,532,653	—	53,996	11,610,847
Francis A. deSouza(5)	1,260,000	7,072,267	—	53,996	8,386,263
Charles E. Dadswell	695,626	4,553,175	—	53,996	5,302,797
Christian O. Henry	1,049,341	8,910,354	—	53,996	10,013,691

(1)	As described above, under the change-in-control severance agreements, upon a qualifying termination following a change in control, each of the named executive officers would be entitled to (i) a severance payment equal to one year (two years for Mr. Flatley) of the executive’s annual base salary plus the greater of (two times the greater of for Mr. Flatley) (a) the executive’s then-current annual target bonus or other target incentive amount or (b) the annual bonus or other incentive paid or payable to the executive for the most recently completed fiscal year (“Severance Payment”); and (ii) a lump sum payment of the executive’s earned but unpaid compensation and a pro rata portion of the executive’s annual target bonus or other target incentive amount (“Earned Compensation”). Earned Compensation in the table above includes bonus payments for fiscal 2013, which were paid in February 2014. Mr. Flatley would be entitled to receive a Severance Payment equal to $3,633,740 and Earned Compensation equal to $986,870; Mr. Stapley would be entitled to receive a Severance Payment equal to $736,124 and Earned Compensation equal to $288,074; Mr. deSouza would be entitled to receive a Severance Payment equal to $1,260,000 and Earned Compensation equal to $0; Mr. Dadswell would be entitled to receive a Severance Payment equal to $542,500 and Earned Compensation equal to $153,126; and Mr. Henry would be entitled to receive a Severance Payment equal to $754,195 and Earned Compensation equal to $295,146.
(2)	The value of the RSUs and PSUs is based on the number of outstanding shares that would not ordinarily have vested by December 27, 2013, multiplied by $110.38 (the closing price of our common stock on December 27, 2013), with the number of shares issuable under each PSU award equal to 100% of the number of shares specified in the PSU agreement.

Illumina, Inc. 2014 Proxy Statement  •  51

(3)	As described below, under the deferred compensation plan upon a separation from service within 24 months of a change in control, each named executive officer will be entitled to his or her retirement benefit or termination benefit in a lump sum payment equal to the unpaid balance of all of his or her accounts. All of the amounts for all of the named executive officers consist of the termination benefits.
(4)	Represents payment of (i) the executive’s group health insurance coverage premiums under COBRA law, including coverage for executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year (two years for Mr. Flatley) and (ii) professional outplacement services for up to two years following termination ($14,500 per year for each executive officer).
(5)	In addition to the hypothetical change in control event described in the table, in the event that Mr. deSouza’s employment was terminated by the Company without cause as of December 27, 2013, the vesting of Mr. deSouza’s (i) RSUs would be accelerated fully as of such date and (ii) PSUs would be accelerated as of such date on a prorated basis determined by the number of months of service and with the number of shares received pursuant to the PSU being determined based on the progress towards meeting the applicable PSU earnings per share target being measured as of the Company’s most recent periodic report filed with the Securities and Exchange Commission. Accordingly, the value of the RSUs and PSUs that would not ordinarily have vested by December 27, 2013, would have been $1,856,786 as of such date.

Deferred Compensation Plan

Illumina’s Deferred Compensation Plan effective December 1, 2007 (the “Deferred Compensation Plan”), provides key employees and Directors with an opportunity to defer a portion of their salary, bonus and other specified compensation. The named executive officers participate in the Deferred Compensation Plan. The plan permits us to make discretionary contributions to the Deferred Compensation Plan on behalf of the participants, although we have not exercised such discretion. A participant is always fully vested in accounts under the plan attributable to a participant’s contributions and related earnings on such contributions. Upon a “change in control” (as defined in the plan) a participant will receive his or her “retirement benefit” or “termination benefit” (each as defined in the plan) in a lump sum payment equal to the unpaid balance of all of his or her accounts if a “separation from service” (as defined in the plan) occurs within 24 months following a change of control.

Other Benefits and Perquisites

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, other than the change-in-control severance benefits previously discussed. Otherwise, we provide to our executives medical and other benefits that are generally available to other full-time employees, including dental, vision, and group term life insurance, AD&D premiums, a 401(k) plan, and an Employee Stock Purchase Plan. Our discretionary contributions to the 401(k) plan on behalf of each employee participating in the plan are set at up to 50% of the first 6% of employees’ contributions to the plan, based on our meeting certain financial targets. Executives are treated in the same manner as all other eligible employees.

All of our named executive officers participated in our 401(k) plan during fiscal 2013 and received matching contributions.

No Hedging of Company Stock

Our executive officers, including named executive officers, are prohibited from hedging their company stock.

Illumina, Inc. 2014 Proxy Statement  •  52

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation payable in any tax year to the Chief Executive Officer and the other four most highly compensated executive officers. Section 162(m) stipulates that a publicly held company cannot deduct compensation to its top officers in excess of $1 million. Compensation that is “performance-based” compensation within the meaning of the Internal Revenue Code does not count toward the $1 million limit. We believe that compensation paid under the executive incentive plans is generally fully deductible for federal income tax purposes with the exception of RSUs. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:

Blaine A. Bowman (Chairperson)

William H. Rastetter, Ph.D.

Roy A. Whitfield

Illumina, Inc. 2014 Proxy Statement  •  53

Executive Compensation

Summary Compensation Table

The following table provides information concerning the compensation of our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers for fiscal 2013 and, for those executive officers who were named in the 2013 and 2012 Proxy Statements, for fiscal 2012 and 2011. For a complete understanding of the table, please read the narrative disclosures that follow the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jay T. Flatley	2013	829,386	—	5,212,140	—	986,870	17,878	7,046,274
CEO, Director	2012	802,950	200,000	6,288,207	—	862,935	16,988	8,171,080
	2011	779,423	—	1,770,500	6,726,848	650,988	16,388	9,944,147
Marc A. Stapley(5)	2013	447,749	—	1,472,517	—	288,074	12,465	2,220,805
Senior Vice President & CFO	2012	403,212	350,000	889,350	1,837,208	239,585	232,121	3,951,476
Francis A. deSouza(6)	2013	13,462	140,000	6,573,787	—	—	240	6,727,489
President, Director
Charles E. Dadswell(7)	2013	235,577	—	2,273,700	—	153,126	44,602	2,707,005
Senior Vice President, General
Counsel & Secretary
Christian O. Henry	2013	457,111	—	1,472,517	—	295,146	19,592	2,244,366
Senior Vice President & Chief	2012	449,666	—	1,975,558	—	258,444	24,467	2,708,135
Commercial Officer	2011	429,826	—	416,040	2,400,329	197,457	17,496	3,461,148

(1)	Reflects discretionary one-time cash bonuses paid to: (a) Mr. Flatley in recognition of his leadership role and efforts in connection with the successful defense against Roche’s unsolicited attempt to acquire the Company and (b) as hiring bonuses for Messrs. Stapley and deSouza.
(2)	This reflects the grant date fair value of awards granted. Assumptions used in the calculation of these amounts are included in note 8 of our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 18, 2014.
(3)	Reflects performance-based bonuses earned during fiscal 2013, fiscal 2012, and fiscal 2011 under Illumina’s Variable Compensation Plan (eVCP), which were paid in February 2014, February 2013, and February 2012, respectively. The eVCP is described in the Compensation Discussion and Analysis, under the caption “Performance-Based Incentive Cash Compensation.”
(4)	These amounts represent Company contributions to 401(k) plans, Company-paid physical exams, compensation paid in lieu of paid time-off, long-term disability premiums, and relocation expenses paid to Messrs. Stapley and Dadswell.
(5)	Mr. Stapley joined Illumina in January 2012.
(6)	Mr. deSouza joined Illumina in December 2013.
(7)	Mr. Dadswell joined Illumina in April 2013.

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Illumina, Inc. 2014 Proxy Statement  •  54

Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Performance Bonus) ($ in thousands)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs): Number of Shares(2)			All Other Stock Awards: Number of Shares or Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
J. Flatley	Bonus	—	415	830	1,245	—	—	—	—	—
	PSU	January 30, 2013	—	—	—	41,915	83,830	125,745	—	4,264,432
	RSU	January 30, 2013	—	—	—	—	—	—	18,630	947,708
M. Stapley	Bonus	—	123	246	370	—	—	—	—	—
	PSU	January 29, 2013	—	—	—	12,000	24,000	36,000	—	1,204,800
	RSU	January 29, 2013	—	—	—	—	—	—	5,333	267,717
F. deSouza	Bonus	—	—	—	—	—	—	—	—	—
	PSU	December 16, 2013	—	—	—	24,609	49,219	73,828	—	5,049,869
	RSU	December 16, 2013	—	—	—	—	—	—	14,853	1,523,918
C. Dadswell	Bonus	—	67	133	200	—	—	—	—	—
	PSU	April 22, 2013	—	—	—	16,875	33,750	50,625	—	1,860,300
	RSU	April 22, 2013	—	—	—	—	—	—	7,500	413,400
C. Henry	Bonus	—	126	252	379	—	—	—	—	—
	PSU	January 29, 2013	—	—	—	12,000	24,000	36,000	—	1,204,800
	RSU	January 29, 2013	—	—	—	—	—	—	5,333	267,717

(1)	Non-equity incentive plan awards consist of performance-based cash bonuses to be earned during fiscal 2013 under Illumina’s Variable Compensation Plan (eVCP). Mr. deSouza was not eligible for a bonus under the eVCP plan because he joined Illumina after the eVCP eligibility cut-off date of October 1, 2013. Mr. Dadswell joined Illumina in April 2013 and his bonus amounts reflect proration based on time employed during fiscal 2013.
(2)	Equity incentive plan awards consist of PSUs. PSUs will vest in their entirety on January 3, 2016, based on the achievement of specified earnings per share targets for the fiscal year ending January 3, 2016. All PSU awards were granted from the 2005 Stock and Incentive Plan. Vesting is subject to the individual’s continued service to us through the vesting date.
(3)	Stock awards consist of RSUs. RSUs, vest 25% per year on each of the first four anniversaries of the grant date. All RSU awards were granted from the 2005 Stock and Incentive Plan. Vesting is subject to the individual’s continued service to us through the vesting date.
(4)	This reflects the grant date fair value of awards granted during fiscal 2013. Assumptions used in the calculation of these amounts are included in note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 18, 2014.

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Illumina, Inc. 2014 Proxy Statement  •  55

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
J. Flatley	—	—	—	—	—	—	182,268	20,118,742
	—	—	—	—	25,000 (3)	2,759,500	—	—
	—	—	—	—	35,036 (4)	3,867,274	—	—
	—	—	—	—	2,500 (5)	275,950	—	—
	50,000	—	10.49	1/30/2016	—	—	—	—
	700,000	—	20.04	1/25/2017	—	—	—	—
	225,000	—	33.80	2/1/2018	—	—	—	—
	250,000	—	27.97	1/29/2019	—	—	—	—
	220,312	4,688 (6)	36.30	1/28/2020	—	—	—	—
	159,375	65,625 (6)	70.82	2/1/2021	—	—	—	—
M. Stapley	—	—	—	—	—	—	24,000	2,649,120
	—	—	—	—	23,708 (4)	2,616,889	—	—
	19,909	71,094 (7)	36.30	1/20/2022	—	—	—	—
F. deSouza	—	—	—	—	—	—	49,219	5,432,793
	—	—	—	—	14,853 (4)	1,639,474	—	—
C. Dadswell	—	—	—	—	—	—	33,750	3,725,325
	—	—	—	—	7,500 (4)	827,850	—	—
C. Henry	—	—	—	—	—	—	51,891	5,727,729
	—	—	—	—	6,525 (3)	720,230	—	—
	—	—	—	—	9,981 (4)	1,101,703	—	—
	—	—	—	—	2,500 (5)	275,950	—	—
	21,000	—	28.45	1/28/2019	—	—	—	—
	66,093	1,407	37.04	1/27/2020	—	—	—	—
	58,083	23,917	69.34	1/31/2021	—	—	—	—

(1)	Market value of stock awards was determined by multiplying the number of unvested shares by $110.38, which was the closing market price of our common stock on The NASDAQ Global Select Market on December 27, 2013, the last trading day of fiscal 2013.
(2)	These stock awards consist of PSUs. PSUs vest at the end of a three-year performance period and the number of shares issuable will range from 50% to 150% of the shares approved in the award based on the Company’s performance relative to specified earnings per share targets at the end of the three-year performance period.
(3)	These stock awards consist of RSUs that vest 15% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date.
(4)	These stock awards consist of RSUs that vest 25% on each anniversary of the grant date over four years.
(5)	Stock awards consist of RSUs. RSU vest 50% on each anniversary of the grant date over two years.
(6)	These options vest monthly over a four-year period from the date of grant.
(7)	25% of these options vest on the first anniversary of the grant, and the remaining options vest monthly over the next 36 months.

Illumina, Inc. 2014 Proxy Statement  •  56

Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Flatley	430,000	30,732,240	30,969	1,596,259
M. Stapley	45,497	1,121,396	6,125	310,844
F. deSouza	—	—	—	—
C. Dadswell	—	—	—	—
C. Henry	85,052	4,328,009	11,145	582,824

(1)	Value realized on exercise of option awards is computed by determining the difference between the closing market price of our common stock on The NASDAQ Global Select Market on the dates of exercise and the exercise price per share exercised.

Nonqualified Deferred Compensation for Fiscal 2013

Name	Executive Contributions in Last Fiscal Year ($)(1)	Illumina Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
J. Flatley	144,231	—	368,192	98,926	2,025,240
M. Stapley	—	—	—	—	—
F. deSouza	—	—	—	—	—
C. Dadswell	—	—	—	—	—
C. Henry	—	—	9,482	320,437	—

(1)	Amounts included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.
(3)	The Company made no contributions towards the deferred compensation plan for the participants in fiscal 2013 or prior years.

Audit Committee Report

The following report of the Audit Committee, the report of the Compensation Committee under “Compensation Committee Report,” along with statements in this proxy statement regarding the Audit Committee’s charter, are not considered “soliciting material” and are not considered to be “filed” with the SEC as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the SEC under either the Securities Act of 1933 or the Securities Exchange Act of 1934 will not include such reports or statements, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and provides advice with respect to our risk evaluation and mitigation processes. In fulfilling its oversight role, the Audit Committee monitors and advises the Board of Directors on:

•	the integrity of our consolidated financial statements and related schedule and disclosures;

•	the independent registered public accounting firm’s qualifications and independence;

Illumina, Inc. 2014 Proxy Statement  •  57

•	the performance of our internal and independent audit functions;

•	the adequacy of our internal controls;

•	our compliance with legal and regulatory requirements; and

•	the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business.

The Audit Committee meets with the independent registered public accounting firm, internal auditor, and our outside counsel, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Audit Committee, in its oversight role, has reviewed and discussed the consolidated financial statements and related schedule and disclosures with management and Ernst & Young LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and related schedule and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of fiscal 2013, management completed the documentation, testing, and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates from management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed the report of management contained in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, filed with the SEC, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and related schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluation for the fiscal year ending December 28, 2014.

The Audit Committee has reviewed and discussed the consolidated audited financial statements with management, discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), has received

Illumina, Inc. 2014 Proxy Statement  •  58

the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting and Oversight Board (communication with Audit Committees Concerning Independence), and has had discussions with the independent registered public accounting firm regarding their independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE:

Karin Eastham (Chairperson)

A. Blaine Bowman

Daniel M. Bradbury

Roy A. Whitfield

Illumina, Inc. 2014 Proxy Statement  •  59

Independent Registered Public Accounting Firm

Fees Paid to Ernst & Young LLP

During the fiscal years ended December 29, 2013, and December 30, 2012, the aggregate fees billed by Ernst & Young LLP for professional services were as follows:

	Year Ended
	December 29, 2013 ($)	December 30, 2012 ($)
Audit Fees	1,739,948	1,599,254
Audit-Related Fees	1,995	1,995
Tax Fees	83,751	3,519

Total	1,825,694	1,604,768

Audit fees consist of amounts for professional services rendered in connection with the integrated audit of our consolidated financial statements and related schedule and internal control over financial reporting, review of the interim condensed consolidated financial statements included in quarterly reports, and statutory audits required internationally. For the fiscal years ended December 29, 2013 and December 30, 2012, audit-related fees were primarily incurred for accounting consultations. Tax fees for the fiscal years ended December 29, 2013 and December 30, 2012 related to services rendered for the preparation of foreign tax filings. For the fiscal years ended December 29, 2013 and December 30, 2012, Ernst & Young LLP did not perform any professional services other than as stated under the captions Audit Fees, Audit-Related Fees, and Tax Fees.

Pre-Approval Policies and Procedures

The Audit Committee, as required by the Securities Exchange Act of 1934, requires advance approval of all audit services and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The services listed as Audit Fees, Audit-Related Fees, and Tax Fees in the table above were pre-approved by our Audit Committee in accordance with this policy.

Certain Relationships and Related Party Transactions

We entered into a license agreement with Tufts University in 1998 in connection with the license of patents filed by Dr. David Walt, one of our Directors. Dr. Walt is the Robinson Professor of Chemistry at Tufts University. Under that agreement, we pay royalties to Tufts University upon the commercial sale of products based on the licensed technology. Tufts University pays a portion of the royalties received from us to Dr. Walt, the amount of which is controlled solely by Tufts University. During fiscal 2013, the portion of royalties received from us that Tufts University shared with Dr. Walt was approximately $450,000.

Illumina, Inc. 2014 Proxy Statement  •  60

All future transactions between us and our officers, Directors, principal stockholders, and affiliates will be subject to approval by a majority of the independent and disinterested members of our Board of Directors, and will be on terms determined by such members of the Board of Directors to be no less favorable to us than could be obtained from unaffiliated third parties.

We have entered into indemnification agreements with each of our Directors and executive officers pursuant to which we have agreed to indemnify these persons to the fullest extent permitted by law in connection with certain claims that may arise generally relating to their acting in their capacities as our Directors or executive officers.

Other Matters

As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the meeting, it is the intention of the proxy agent named in the enclosed form of proxy to vote the shares represented as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

Stockholder Proposals For Our 2015 Annual Meeting

Stockholder proposals that are intended to be presented at our 2015 annual meeting of stockholders must be received at our principal executive offices no later than December 9, 2014, in order to be included in the proxy statement and form of proxy relating to that meeting, and must meet all other requirements as specified in our bylaws and Rule 14a-8 under the Securities Exchange Act of 1934. In addition, the proxy solicited by the Board of Directors for the 2014 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than February 28, 2015.

Householding

Our 2013 Annual Report on Form 10-K, including our audited consolidated financial statements for fiscal 2013, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, in certain circumstances only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one annual report, proxy statement, or Notice of

Illumina, Inc. 2014 Proxy Statement  •  61

Internet Availability of Proxy Materials, as applicable, we will deliver promptly a separate copy of the annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder who sends a written or oral request to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122,

Attention: Corporate Secretary. If your household is receiving multiple copies of our annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials and you wish to request delivery of a single copy, you may send a written request to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary.

Where You Can Find More Information

We maintain an Internet site at www.illumina.com. We use our website as a channel of distribution of material company information. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this proxy statement.

Illumina, Inc. 2014 Proxy Statement  •  62

ILLUMINA, INC. 5200 ILLUMINA WAY SAN DIEGO, CA 92122 ATTN: REBECCA CHAMBERS

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ILMN2014

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M70546-P47535                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ILLUMINA, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote		All	All	Except
FOR the following:
1.	Election of Directors with Terms Expiring in 2017	☐	☐	☐
Nominees:
01) Daniel M. Bradbury
02) Robert S. Epstein, M.D.
03) Roy A. Whitfield
Election of Director with Term Expiring in 2016
Nominee:
04) Francis A. deSouza

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2014						☐	☐	☐
3.	To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement						☐	☐	☐
4.	To approve an amendment to the Illumina, Inc. bylaws, establishing Delaware as the exclusive forum for adjudication of certain disputes						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

M70547-P47535

ILLUMINA, INC. Annual Meeting of Stockholders May 28, 2014 10:00 AM Pacific Time This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jay T. Flatley, Francis A. deSouza and Marc A. Stapley as proxies, and each of them with power to act without the other and with power of substitutions, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of ILLUMINA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/ILMN2014 at 10:00 AM Pacific Time on Wednesday, May 28, 2014, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side